As filed with the Securities and Exchange Commission on October 10, 2008.

SEC File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

PURPLE BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	2080	01-0670370
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

450 East Las Olas Blvd., Suite 830
Fort Lauderdale, Florida 33301
(954) 462-8757
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Theodore Farnsworth
Purple Beverage Company, Inc.
450 East Las Olas Boulevard, Suite 830
Fort Lauderdale, Florida 33301
(954) 462-8757
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer☐	Accelerated filed☐

Non-accelerated filer☐ (Do not check if a smaller reporting company)	Smaller reporting company☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed Maximum Aggregate Offering Price		Amount of registration fee
Common Stock, $.001 par value	33,733,722	(1)	$3,626,375.12	(2)	$142.52

(1)
Represents (a) 15,000,000 shares of Registrant’s common stock being registered for resale by the Registrant and (b) 18,733,722 shares of Registrant’s common stock being registered for resale by selling stockholders.

(2)
Estimated at $0.1075 per share, the average of the high and low prices of the common stock as reported on the OTC Bulletin Board regulated quotation service on October 7, 2008, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2008

PRELIMINARY PROSPECTUS

35,333,722 Shares

Purple Beverage Company, Inc.

Common Stock
_________________

We are offering 15,000,000 shares of our common stock at a price per share of $     and the selling stockholders identified in this prospectus are offering an additional 18,733,722 shares of our common stock, which includes (i) 4,671,200 shares issued to investors in private placements, (ii) 12,800,000 shares issuable upon the conversion of a certain convertible promissory note with an outstanding principal balance of $640,000 as of October 7, 2008, based on a conversion price of $0.05 per share, and (iii) 1,262,522 shares issued to a selling stockholder pursuant to a consulting agreement.

The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders.

We will bear all costs relating to the registration of these shares of our common stock, other than the selling stockholders’ legal or accounting costs or commissions.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “PPBV.OB”. The last reported sale price of our common stock as reported by the OTC Bulletin Board on October 7, 2008, was $0.10 per share.

We are offering these shares of common stock on a best-efforts basis. We have retained to act as lead placement agent in connection with this offering.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Placement Agent’s Fee	$	$
Proceeds, before expenses, to us	$	$

We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $         .. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the placement agent’s fees and net proceeds to us, if any, in this offering may be substantially less than the total maximum offering amounts set forth above. We are not required to sell any specific number or dollar amount of the shares of common stock offered in this offering, but the placement agent will use its commercially reasonable efforts to arrange for the sale of all of the shares of common stock offered. Pursuant to an escrow agreement among us, the placement agent and an escrow agent, some or all of the funds received in payment for the shares of common stock sold in this offering will be wired to a non-interest bearing escrow account and held until we and the placement agent notify the escrow agent that this offering has closed, indicating the date on which the shares of common stock are to be delivered to the purchasers and the net proceeds are to be delivered to us.

The date of this prospectus is         , 2008

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	4
Special Note Regarding Forward-Looking Statements	20
Use Of Proceeds	20
Market For Our Common Stock And Related Stockholder Matters	20
Dividend Policy	21
Management’s Discussion And Analysis Of Financial Condition And Results Of Operation	21
Business	29
Management	36
Executive Compensation	37
Certain Relationships And Related Transactions	41
Security Ownership Of Certain Beneficial Owners And Management	43
Selling Stockholders	46
Description Of Securities	48
Plan Of Distribution	56
Legal Matters	58
Experts	58
Where You Can Find Additional Information	59
Index To Financial Statements	F-1

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis or Plan of Operation,” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” for periods prior to the closing of our reverse merger on December 12, 2007, refer to Venture Beverage Company, a private Nevada corporation, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the reverse merger on December 12, 2007, refer to Purple Beverage Company, Inc., a publicly traded company.

Overview

We develop, market, and distribute unique beverage brands and products that are positioned as “better for you” beverages and are targeted to the growing category of “new age/functional” beverage consumers. We own the rights to the “Purple™” brand, a new functional beverage that contains a high level of anti-oxidants that are found in seven different natural fruit juices that combine to make our product. We launched Purple in the summer of 2007.

Our proprietary brand is directed to consumers who prefer new age beverage products to traditional carbonated soft drinks such as Coca-Cola®, Pepsi® and 7-Up®. The new age beverage category is attractive to us because it is a growth segment of the beverage market and we believe that consumers will pay higher prices for these products than carbonated soft drinks.

Our principal executive office is located at 450 East Las Olas Boulevard, Suite 830, Fort Lauderdale, Florida 33301 and our telephone number is (954) 462-8757. Our website address is http://www.drinkpurple.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Our History

We were formed in the State of Nevada on April 8, 2002. Pursuant to a stock purchase agreement, on June 30, 2005, we acquired ninety-five percent of the issued and outstanding shares of Landes Daily, Inc. From our inception until our acquisition of Landes Daily, Inc., we were engaged in event planning, especially for weddings and other family events, all types of corporate events, and special access to nightclubs, restaurants and other VIP entertainment or sporting venues and events. After the acquisition of Landes Daily, Inc., our majority-owned subsidiary, we designed, developed, marketed, distributed and sold t-shirts, sweatshirts, thermals, twill shorts and other apparel. On June 6, 2006, we agreed to rescind the stock purchase agreement and ceased all operations in the apparel industry. Thereafter we acted as an independent film production company with the aim of developing, producing, marketing and distributing low budget film and video productions. On December 12, 2007, Purple Acquisition Corp., a newly formed wholly-owned subsidiary of ours, merged with and into Venture Beverage Company, a private corporation. Upon closing of the merger, Venture Beverage Company merged with and into us and we succeeded to the business of Venture Beverage Company as our sole line of business. In connection with the merger, we changed our name to Purple Beverage Company, Inc.

The Offering

Common stock offered by us:	15,000,000 shares.

Common stock offered by the selling stockholders:
18,733,722 shares, consisting of (i) 4,671,200 shares issued to investors in private placements, (ii) 12,800,000 shares issuable upon the conversion of a certain convertible promissory note with an outstanding principal balance of $640,000 as of October 7, 2008, based on a conversion price of $0.05 per share, and (iii) 1,262,522 shares issued to a selling stockholder pursuant to a consulting agreement.

Offering price:	$ per share. Shares sold by the selling stockholders will be at market price or privately negotiated prices.

Common stock outstanding immediately after this offering:	shares(1).

Use of proceeds
We intend to use the net proceeds of this offering to repay certain indebtedness and for general corporate purposes. We will not receive any proceeds from the sale of the shares of common stock sold by the selling stockholders in this offering. See “Use of Proceeds” on page 20 of this prospectus.

OTC Bulletin Board symbol:	PPBV.OB

Risk Factors:
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 4 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1) The number of outstanding shares after the offering is based upon 72,334,693 shares outstanding as of October 7, 2008.

The number of shares of common stock outstanding after this offering includes:

•	12,800,000 shares of common stock issuable upon the conversion of certain promissory notes in the aggregate amount of $640,000 based on a conversion price of $0.05 per share; and

•
47,256,561 shares of common stock issuable pursuant to certain anti-dilution adjustments to our common stock based on the issuance of our convertible promissory note at a conversion price of $0.05 per share.

The number of shares of common stock outstanding after this offering excludes:

•	shares of common stock issuable upon the exercise of currently outstanding warrants with exercise prices ranging from $ to $ per share and having a weighted average exercise price of $ per share;

•	shares of common stock issuable upon the exercise of currently outstanding options with exercise prices ranging from $ to $ and having a weighted average exercise price of $ per share; and

•	shares of common stock available for future issuance under our 2007 Incentive Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Risks Relating to Our Business

Our payment of a monthly 6% performance bonus to Mr. Farnsworth, our chief executive officer, will diminish our profitability.

We allocate Mr. Farnsworth’s monthly 6% performance bonus to “other selling, general and administrative” expenses, which currently approximate our net sales on a quarterly basis. Until we meet our internal projections for increasing our net revenues, as to which increases there can be no assurance, our SG&A expenses will not decline as rapidly as a percentage of our net revenues as they otherwise would due to the burden of the 6% monthly performance bonus. Although we believe that our net revenues will increase according to our business plan, as to the realization of which we cannot provide you any assurance, our gross margins will always be reduced to support the 6% monthly bonus, which reduction may have a material impact on our overall profitability, the price of our shares, and the return on your investment.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a relatively limited operating history and no history as a public reporting company. Such limited operating history and the unpredictability of the beverage industry makes it difficult for investors to evaluate our businesses and future operating results. An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated December 3, 2007, our registered public accounting firm stated that our financial statements for the year ended September 30, 2007 were prepared assuming that we would continue as a going concern, and that they have substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate a profit, as we have experienced net operating losses since inception. Our continued net operating losses and our auditors’ doubts may hinder our ability to secure financing in the future and our efforts to continue as a going concern may not prove successful.

We may need additional financing to execute our business plan.

The revenues from the sale of our beverage products and the projected revenues from these products are not adequate to support our expansion and product development programs. We will need substantial additional funds to:

•	effectuate our business plan; expand our product line;

•
obtain related regulatory approvals if we should decide to bottle our beverages ourselves, market and produce our product internationally, or expand our bottling with additional co-packers who may not have all necessary regulatory approvals;

•	file, prosecute, defend and enforce our intellectual property rights; and

•	produce and market our products.

We will seek additional funds through public or private equity or debt financing, strategic transactions and other sources.

There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives, or overhead expenditures to the extent necessary. The failure to fund our capital requirements could have a material adverse effect on our business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing could result in additional dilution to our stockholders and the incurrence of indebtedness would result in increased debt service obligations that could result in operating and financing covenants that would restrict our operations.

We may need additional financing to meet our payroll obligations.

We have downsized our workforce from 47 employees as of May 1, 2008 to 14 employees as of October 3, 2008. In addition, from time to time, we have issued bridge notes in order to raise capital to meet our payroll obligations. On September 30, 2008, we were unable to meet our payroll obligations, we have since obtained funding to meet such obligations. We may need to obtain additional funding to meet our future payroll obligations. There are no assurances that funding will be available in the future on favorable terms or at all. If such additional funding is not obtained, we may not be able to meet our payroll obligations, and in such an event, we may be required to further downsize our workforce or cease our operations.

The lack of any significant market in future periods will adversely affect our ability to increase our revenues and our margins.

A key element to our business model is the expansion of the distribution of our proprietary brand. We face significant competition from other new age beverage companies, the majority of which have greater brand recognition, a longer operating history, and greater financial resources than we do. We cannot assure you that we will ever be successful in developing a meaningful market for our proprietary brand. Our inability to create demand in the marketplace for our proprietary product will prevent us, in future periods, from both increasing our revenues from sales attributable to our proprietary product as well as increasing our margins on our sales.

Increased competition could hurt our business.

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors, and marketing campaigns. Our products compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing, and distribution resources than we do.

Important factors affecting our ability to compete successfully include:

•	the taste and flavor of products; trade and consumer promotions;

•	rapid and effective development of new, unique cutting-edge products;

•	attractive and different packaging;

•	branded product advertising; and

•	pricing.

Our product competes with all liquid refreshments and with products of much larger and substantially better financed competitors, including the products of numerous nationally and internationally known producers such as The Coca-Cola Company, PepsiCo Inc., Cadbury Schweppes plc, Red Bull Gmbh, Kraft Foods Inc., Nestle Beverage Company, Tree Top, Inc., and Ocean Spray Cranberries, Inc. We also compete with companies that are smaller or primarily local in operation and with private label brands such as those carried by grocery store chains, convenience store chains and club stores. There can be no assurance that we will not encounter difficulties in maintaining our current revenues or market share or position due to competition in the beverage industry. If our revenues decline, our business, financial condition, and results of operations could be adversely affected.

We are dependent on a limited number of distributors who purchase all of our Purple product, the loss of any of which could result in a material adverse effect on our business.

For the nine months ended June 30, 2008, two of our distributors, Haralambos Beverage Co. and Big Geyser, Inc., accounted for approximately 15%, and 17% of our revenues, respectively. We remain dependent, however, on all of our distributors, and the loss of any of our major distributors would have a material adverse effect on our operating results.

Change in consumer preferences may reduce demand for our product.

Consumers are seeking greater variety in their beverages. Our future success will depend, in part, upon our continued ability to develop and introduce different and innovative beverages. In order to retain and expand our market share, we must continue to develop and introduce different and innovative beverages and be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. There is no assurance that consumers will continue to purchase our product in the future. Additionally, our product is considered a premium product, and to maintain market share during recessionary periods, we may have to reduce profit margins which would adversely affect our results of operations. Product lifecycles for our beverage brand and/or product and/or packages may be limited to a few years before consumers’ preferences change. The beverage industry is subject to changing consumer preferences, and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product and packaging initiatives. We also may be unable to penetrate new markets. If our revenues decline, our business, financial condition, and results of operations will be adversely affected.

There is increasing awareness and concern for the health consequences of obesity. Our product contains sugar naturally occurring from a blend of seven natural fruit juices. Since we do not offer a diet beverage, this could affect our profitability.

We rely on bottlers and other contract packers to manufacture our products. If we are unable to maintain good relationships with our bottlers and contract packers and/or their ability to manufacture our products becomes constrained or unavailable to us, our business could suffer.

We do not directly manufacture our product, but instead outsource such manufacturing to bottlers and other contract packers. Although our production arrangements are generally of short duration or are terminable upon request, in the event of a disruption or delay, we may be unable to procure alternative packing facilities at commercially reasonable rates and/or within a reasonably short time period. In addition, there are limited packing facilities in the United States with adequate capacity and/or suitable equipment for our product.

Increases in cost or shortages of raw materials or increases in costs of co-packing could harm our business.

The principal raw materials used by us are glass bottles, as well as fruit pulp and fruit juice concentrates, the costs and availability of which are subject to fluctuations caused by supply and demand forces influenced by, among other factors, cost of energy, availability of fruit juices and concentrates, weather, changing consumer tastes for certain of our ingredients and seasonal availability of the various fruits. Due to the consolidations that have taken place in the glass industry over the past few years, the prices of glass bottles continue to increase. The prices of fruit pulp and certain juice concentrates, including apple, increased in 2006 and certain of these ingredients continued to increase in 2007. These increased costs, together with increased costs primarily of energy, gas and freight, resulted in increases in our product costs, which are ongoing and are expected to continue to exert pressure on our gross margins in 2007. In addition, certain of our co-pack arrangements allow such co-packers to increase their charges based on certain of their own cost increases. We are uncertain whether the prices of any of the above or any other raw materials or ingredients will continue to rise in the future and whether we will be able to pass any of such increases on to our customers.

During the preceding two years, for two of our ingredients the average price decreased by approximately 16%; for three of our ingredients the average price increased by 78%, 100%, and 160%, respectively; for two of our ingredients the average price increased materially in the first year and then decreased marginally in the second year for overall increases of 33% and 63%, respectively; and for one of our ingredients the average price remained relatively constant.

We may not accurately estimate the demand for our products, as our ability to do so may be imprecise, particularly since Purple is a new product, and may be less precise during periods of rapid growth, particularly in new markets. If we materially underestimate the demand for our product or are unable to secure sufficient ingredients or raw materials including, but not limited to, glass bottles, labels, fruit pulp concentrates, fruit juice concentrates or packing arrangements, we might not be able to satisfy the demand on a short-term basis. Moreover, industry-wide shortages of certain fruit-pulp and fruit-juice concentrates have been and could, from time to time in the future, be experienced, which could interfere with and/or delay production of our product and could have a material adverse effect on our business and financial results. We do not use hedging agreements or alternative instruments to manage this risk.

The costs of packaging supplies are subject to price increases from time to time and we may be unable to pass all or some of such increased costs on to our customers.

The majority of our packaging supplies contracts allow our suppliers to alter the costs they charge us for packaging supplies based on changes in the costs of the underlying commodities that are used to produce those packaging supplies. These changes in the prices we pay for our packaging supplies occur at certain predetermined times that vary by product and supplier. Accordingly, we bear the risk of increases in the costs of these packaging supplies, including the underlying costs of the commodities that comprise these packaging supplies. We do not use derivative instruments to manage this risk. If the costs of these packaging supplies increase, we may be unable to pass these costs along to our customers through corresponding adjustments to the prices we charge, which could have a material adverse effect on our results of operations.

We rely upon our on-going relationships with our key concentrate suppliers. If we are unable to source our concentrates on acceptable terms from our key suppliers, we could suffer disruptions to our business.

We do not have certain of our concentrates readily available to us, and we may be unable to obtain these concentrates from alternative suppliers on short notice. Industry-wide shortages of certain fruit-pulp and juice concentrates have been and could be, from time to time in the future, experienced, which could interfere with and/or delay production of our product. If we have to replace a concentrate supplier, we could experience temporary disruptions in our ability to deliver our product to our customers, which could have a material adverse effect on our results of operations.

Our intellectual property rights are critical to our success and the loss of such rights could materially adversely affect our business.

We own trademarks that are very important to our business. We currently rely on common law rights to protect our trademark Purple , which is used to identify our products. We are also attempting to obtain a federal trademark registration for our trademark, but we are still in the application phase of the process. There can be no assurance that we will be able to obtain a federal trademark registration for our trademark. Without a federal trademark registration, we do not have: (1) constructive nationwide notice of our claim to the trademark; (2) a legal presumption of our ownership of the trademark; (3) a legal presumption of the validity of our trademark; (4) a legal presumption of our exclusive right to use the trademark on or in connection with our products; (5) a presumption of federal court jurisdiction; (6) a basis for obtaining trademark registrations in foreign countries; (7) the ability to prevent the importation of infringing foreign goods by filing the registration with the US Customs Service; (8) incontestable ownership of the trademark after the US Patent & Trademark Office’s acceptance of an affidavit establishing five years of our continued use of the trademark beyond the registration date; (9) incontestable exclusive rights to use our trademark on or in connection with our products after the US Patent & Trademark Office’s acceptance of an affidavit establishing five years of our continued use of the trademark beyond the registration date; and (10) many other benefits that a federal trademark registration provides.

It is possible that our competitors will adopt or have already adopted trademarks or service marks similar to our trademark, thereby potentially impeding our ability to build brand identity and possibly leading to customer confusion. In fact, a few companies, some of which might be direct competitors, have existing federal trademark registrations and/or are attempting to obtain federal trademark registrations for trademarks that include the word “Purple” for their beverage products. Our inability to protect our trademark, if any, will have a material adverse effect on our business, results of operations, and financial condition.

We regard our trademark and related intellectual property as critical to our success. The related intellectual property includes the good will associated with the trademark, such as the recipes for our products. We attempt to protect the related intellectual property by restricting the disclosure of and otherwise maintaining the confidentiality of the related intellectual property. We also rely on trade secrets to protect our related intellectual property, which further includes proprietary know-how. Such trade secrets and confidentiality procedures, however, might not afford complete protection, and there can be no assurance that others will not independently develop similar know-how, which is permitted under the law, or that others will not obtain access to our proprietary know-how. There can be no assurance that we will be able to protect our trade secrets and other confidential and proprietary information adequately. Additionally, third parties may assert infringement claims against us or against third parties upon whom we rely, and in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use the trade secrets, confidential information, proprietary information, or the trademark that we rely upon to conduct our business.

Product packages, mechanical designs, artwork, and trade dress are also important to our success. We attempt not to imitate the product packages, mechanical designs, artwork, and trade dress of third parties to avoid being sued for infringement. We will also attempt to protect against imitation of our product packages, mechanical designs, artwork, trade dress, and trademark, as necessary. There can be no assurance, however, that third-parties will not infringe or misappropriate our intellectual property or other proprietary rights or that third parties will not allege that we have done the same to them. If we lose some or all of our intellectual property or other proprietary rights, our business may be materially adversely affected.

Significant changes in government regulation may hinder sales.

The production, distribution and sale in the United States of our products is subject to the Federal Food, Drug and Cosmetic Act and various other federal, state, and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling, and ingredients of our product. New statutes and regulations may also be instituted in the future. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or our product may have to be recalled and/or reformulated and/or repackaged, thus adversely affecting our financial condition and operations.

If we are unable to maintain brand image or product quality, or if we encounter product recalls, our business may suffer.

Our success depends on our ability to build and maintain brand image for our products. We have no assurance that our advertising, marketing, and promotional programs will have the desired impact on our products’ brand image and on consumer preferences. Product quality issues, real or imagined, or allegations of product contamination, even if fake or unfounded, could tarnish the image of the affected brand and may cause consumers to choose other products. We may be required from time to time to recall products entirely or from specific co-packers, markets, or batches. Product recalls could adversely affect our profitability and our brand image. We do not maintain recall insurance at this time.

While we have to-date not experienced any credible product liability litigation, there is no assurance that we will not experience such litigation in the future. In the event we were to experience product liability claims or a product recall, our financial condition and business operations could be materially adversely affected.

If we do not maintain sufficient inventory levels or if we are unable to deliver our products to our customers in sufficient quantities, or if our retailer’s inventory levels are too high, our operating results will be adversely affected.

If we do not accurately anticipate the future demand for a particular product or the time it will take to obtain new inventory, our inventory levels will not be appropriate and our results of operations may be negatively impacted. If we fail to meet our delivery schedules, we could damage our relationships with distributors and/or retailers, increase our shipping costs or cause sales opportunities to be delayed or lost. In order to be able to deliver our products on a timely basis, we need to maintain adequate inventory levels of the desired products. If the inventory of our products held by our distributors and/or retailers is too high, they will not place orders for additional products, which would unfavorably impact our future sales and adversely affect our operating results.

If we are not able to retain the services of senior management, there may be an adverse effect on our operations and/or our operating performance until we find suitable replacements.

Our business is dependent, to a large extent, upon the services of our senior management. We do not maintain key person life insurance for any members of our senior management at this time. We currently have a three year employment agreement with Theodore Farnsworth, our chief executive officer and president, and we had an at-will employment agreement with Michael Wallace, who served as our chief financial officer until September 15, 2008. Mr. Farnsworth is a full-time employee. Mr. Farnsworth’s employment agreement restricts Mr. Farnsworth during the term of his employment with us, and for a period ending two years after he ceases to be employed by us for any reason, without our prior written consent, from directly or indirectly: (i) entering into the employ of or render any services to any individual or entity engaged in the business of formulating, designing, producing manufacturing, marketing, distributing, selling, consigning, and promoting beverages that contain anti-oxidants; (ii) engage in such a business for his own account within the states of New York, Florida, or California, or any other jurisdiction in which we do business; or (iii) becoming associated with or lending any money to an individual or entity having an ownership interest in any such business in any such territory. Mr. Wallace’s employment agreement states that during his employment with us, Mr. Wallace and his spouse and immediate family members shall not own a material interest in any entity or individual that competes with us and our business. Mr. Wallace and his spouse and immediate family members are also prohibited, without our prior written consent, from engaging in any other employment or business that (i) directly competes with our current or future business; (ii) uses any of our information, equipment, supplies, facilities, or materials, or (iii) otherwise conflicts with or causes a potential disruption of our operations. The loss of services of either of these persons, or any other key members of our senior management, could adversely affect our business until suitable replacements can be found. There may be a limited number of personnel with the requisite skills to serve in these positions, and we may be unable to locate or employ qualified personnel on acceptable terms.

On September 15, 2008, Mr. Wallace was laid off by the Company, and on September 15, 2008, Mr. Farnsworth was appointed as the principal financial and principal accounting officer of the Company. We anticipate entering into negotiations with Mr. Wallace to become a consultant of the Company but there can be no assurance that this will occur.

Weather could adversely affect our supply chain and demand for our products.

With regard to fruit juice and natural flavors, the beverage industry is subject to variability of weather conditions, which may result in higher prices and/or the non-availability of any of such items. Sales of our products may also be influenced to some extent by weather conditions in the markets in which we operate. Weather conditions may influence consumer demand for certain of our beverages, which could have an adverse effect on our results of operations.

We rely on distributors to sell our products. Any delays in delivery or poor handling by distributors and third-party transport operators may affect our sales and damage our reputation.

We rely on distributors for the distribution of our product pursuant to a series of exclusive territory, multi-year agreements. The distribution service provided by these distributors could be suspended and could cause interruption to the supply of our product to retailers in the case of unforeseen events. Delivery disruptions may occur for various reasons beyond our control, including poor handling by distributors or third-party transport operators, transportation bottlenecks, natural disasters and labor strikes, and could lead to delayed or lost transportation seasons. Poor handing by distributors and third-party transport operators could also result in damage to our products. If our products are not delivered to retailers on time, or are delivered damaged, we could lose business and our reputation could be harmed. Further, under certain circumstances, the termination or non-renewal of any of such agreements could have a material adverse effect upon our sales and gross profits, as well as potentially subjecting us to the payment of material amounts of funds to our then-former distributors.

Our results of operations may fluctuate due to seasonality.

Our sales are subject to seasonality. For example, we typically experience higher sales in summer time in coastal cities while sales remain constant throughout the entire year in some inland cities. In general, we believe our sales will be higher in the second and third quarter of the year when the weather is hot and dry, and lower in the fourth and first quarter of the year when the weather is cold and wet. Sales peak during the months from June to September. Sales can also fluctuate during the course of a financial year for a number of other reasons, including the timing of advertising and promotional campaigns. As a result of these reasons, our operating results may fluctuate. In addition, the seasonality of our results may be affected by other unforeseen circumstances, such as production interruptions. Due to these fluctuations, comparison of sales and operating results between the same periods within a single year, or between different periods in different financial years, are not necessarily meaningful and should not be relied on as indicators of our performance.

Our inability to diversify our operations may subject us to economic fluctuations within our industry.

Our limited financial resources reduce the likelihood that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one business area will subject us to economic fluctuations within the beverage industry and therefore increase the risks associated with our operations.

We may not be able to achieve the benefits we expect to result from becoming a public company.

On December 12, 2007, we became a public company through consummation of a reverse merger. We may not realize the benefits that we presently hope to receive as a result of the merger, which includes:

•	access to the capital markets of the United States;

•	the increased market liquidity;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of our reverse merger will be realized in respect to our business operations. In addition, the attention and effort devoted to achieving the benefits of the reverse merger and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

Past activities of our and our affiliates may lead to future liability for us.

Prior to our reverse merger on December 12, 2007, we operated for approximately three years in the event planning industry, after which we operated for a little under one year in the apparel industry. From June 30, 2006 onwards, we were an independent film production company seeking to develop, produce, market, and distribute low budget film and video productions. In addition, prior to December 12, 2007, we were controlled by persons unrelated to current management. As a result, we may have incurred liabilities related to our prior business or the actions of prior management that we are currently unaware of. The presence of any currently unknown liabilities or contingencies related to our past operations or management activities could result in a material adverse effect on us and our operations. In addition, as we did not obtain any indemnifications from prior management for such potential liabilities, our recourse to recover any such losses from prior management may be limited to actions for breach of contract or fraud .

Risks Relating to Our Organization

Theodore Farnsworth, our chief executive officer and president, owns a substantial portion of our outstanding common stock, which enables him to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Theodore Farnsworth beneficially owns approximately 21.21% of our outstanding shares of common stock, or approximately 25.92% of our common stock should Mr. Farnsworth exercise all of his stock options. As such, Mr. Farnsworth has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

Theodore Farnsworth is our sole director. As such, we do not have any independent directors and have not implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

As Theodore Farnsworth, our chief executive officer, serves as our sole director, we do not currently have any independent directors to evaluate our decisions nor have we adopted corporate governance measures. Although not required by rules or regulations applicable to us, corporate governance measures such as the presence of independent directors, or the establishment of an audit and other independent committees of our board of directors, would be beneficial to our stockholders. We do not presently maintain any of these protections for our stockholders. It is possible that if our board of directors included independent directors and if we were to adopt corporate governance measures, stockholders would benefit from greater assurance that decisions were being made with impartiality by directors and that policies had been implemented to define conduct of our management and board members. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by Theodore Farnsworth, who may have a direct interest in the outcome. Prospective investors should bear in mind our current failure to adopt these or other corporate governance measures provides additional risk in connection with an investment in our company.

Our indebtedness and future indebtedness could adversely affect our financial health, limit our cash flow available to invest in the ongoing needs of our business, limit our operating flexibility and adversely affect the rights of holders of our common stock.

At October 10, 2008, our outstanding indebtedness pursuant to promissory notes that we issued was $2,920,000.  On August 8, 2008, we issued a promissory note in favor of Chelsea Development International LTD in the principal amount of $250,000 (the “Chelsea Note”). The Chelsea Note matured on September 8, 2008. Accordingly, the Company is currently in default under the terms of the Chelsea Note. On June 6, 2008, we issued to Ben Rabinowitz a promissory note in the outstanding principal amount of $250,000 (the “First Rabinowitz Note”). On June 24, 2008, we issued to Mr. Rabinowitz a promissory note in the outstanding principal amount of $250,000 (the “Second Rabinowitz Note”). The First Rabinowitz Note matured on August 6, 2008, and the Second Rabinowitz Note matured on August 24, 2008. We have the ability to extend the maturity date of the First Rabinowitz Note and the Second Rabinowitz Note for up to two 30-day periods in exchange for the prompt issuance of 25,000 shares of our common stock for each 30-day extension for the First Rabinowitz Note and the Second Rabinowitz Note. Additionally, in accordance with the terms of the First Rabinowitz Note and the Second Rabinowitz Note, an event of default has occurred as a result of the default under the Chelsea Note. On July 28, 2008, we issued to Mr. Rabinowitz a promissory note in the outstanding principal amount of $100,000 (the “Third Rabinowitz Note”). The Third Rabinowitz Note is payable on demand.

On August 22, 2008, we issued to GS Holding LLC a promissory note in the principal amount of $100,000 (the “GS Holding Note”). We are obligated to repay the GS Holding Note in monthly payments, with the first payment on September 22, 2008 and the final payment on June 22, 2009. We failed to make our payment on the GS Holding Note on September 22, 2008, and accordingly are in default under the terms of the GS Holding Note.

On September 5, 2008, we issued a promissory note in favor of Barry Honig (the “First Honig Note”) in the principal amount of $250,000. All principal and accrued interest on the First Honig Note is due and payable on the sooner of October 24, 2008, or within five days of our receipt of funds in excess $250,000. On September 12, 2008, we issued a second promissory note in favor of Barry Honig (the “Second Honig Note” and collectively with the First Honig Note, the “Honig Notes”) in the principal amount of $500,000. All principal and accrued interest on the Second Honig Note is due and payable on October 13, 2008. The Company only received $250,000 subject to the terms of Second Honig Note.

On October 10, 2008, the Honig Notes were cancelled in exchange for a convertible promissory note in favor of Mr. Honig in the amount of $640,000, which matures on October 10, 2009 and bears annual interest at 5% (the “Convertible Note”). Mr. Honig funded an additional $140,000 to us. In addition, on October 10, 2008, Mr. Rabinowitz advanced funds to us in the amount of $80,000. Proceeds of the funds advanced to us on October 10, 2008 will be used to meet our payroll obligations.

We may incur additional debt from time to time to finance working capital, capital expenditures and other general corporate purposes. Our common stock ranks junior in right of payment to all of our existing and future liabilities. Our indebtedness could have important consequences to the holders of our common stock. Our business may not generate sufficient cash to repay outstanding debt. In the event of a bankruptcy, liquidation or winding-up, we may not have sufficient remaining assets to repay the amounts due on our obligations, resulting in no funds remaining for the holders of our common stock.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a reverse merger. Specifically, securities analysts of major brokerage firms may not provide coverage of us because there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

We are subject to financial reporting and other requirements for which our accounting, internal audit and other management systems and resources may not be adequately prepared.

We are subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 requires us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting and to obtain a report by our independent auditors addressing these assessments. The requirements of these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and will place significant demands on our management, administrative, operational, internal audit and accounting systems and resources. In connection with these requirements, we anticipate that we will need to:

•	upgrade our systems;

•	implement additional financial and management controls, reporting systems and procedures;

•	implement an internal audit function; and

•	hire additional accounting, internal audit and finance staff.

If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal controls could have a negative impact on our ability to manage our business and on our stock price.

We did not obtain necessary consents from investors prior to filing registration statements with the Securities and Exchange Commission.

In accordance with Section 9(p) of that certain subscription agreement between the Company and each of certain stockholders, (the “Holders”) dated as of December 12, 2007, as amended (the “December 2007 Subscription Agreement”), prior to December 12, 2008, we are required to obtain consent of Holders holding a majority of the shares and warrant shares that were issued under the December 2007 Subscription Agreement and which are outstanding on the date such consent is requested, prior to (i) filing a registration statement with the Securities and Exchange Commission (the “SEC”) or with state regulatory authorities, (ii) amending any already filed registration statement to increase the amount of common stock registered therein (including, but not limited to, Forms S-8), or (iii) reducing the price at which such common stock is registered therein. We did not obtain the necessary consents from Holders prior to filing a registration statement on Form S-8 with the SEC on September 15, 2008. On October 10, 2008, the foregoing restriction on filing a registration statement was eliminated by amendment to the December 2007 Subscription Agreement.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have research coverage by securities and industry analysts. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Risks Relating to Our Common Stock and the Offering

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

          The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock immediately after this offering. Therefore, if you purchase our common stock in this offering, you will incur an immediate dilution of $             (or             %) in net tangible book value per share from the price you paid, based on the public offering price of $                                 per share. The exercise of outstanding warrants and options will result in further dilution of your investment. In addition, if we raise funds by issuing additional shares or convertible securities, the newly issued shares may further dilute your ownership interest.

Our stock price may be volatile, so investors could lose their investment.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	new products introduced by us or our competitors;

•	additions or departures of key personnel;

•	sales of the common stock, particularly following effectiveness of the resale registration statement of which this prospectus forms a part;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

There may be a limited market for our securities and we may fail to qualify for a listing on a national securities exchange such as the NASDAQ Stock Market or the American Stock Exchange.

Although we plan on applying for listing of our common stock on a national stock exchange such as the NASDAQ Stock Market or the American Stock Exchange once we meet the qualifications, there can be no assurance that our initial listing application will be granted, when the required listing criteria will be met or when, or if, our application will be granted. Thereafter, there can be no assurance that trading of our common stock on such a market will be sustained or desirable. In the event that our common stock fails to qualify for initial or continued inclusion, our common stock could thereafter only be quoted on the OTC Bulletin Board or in what are commonly referred to as the “pink sheets.” Under such circumstances, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and large investors.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and to obtain needed capital.

Our common stock may be affected by limited trading volume and price fluctuations, each of which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

Our common stock is subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of common stock in the public market, including shares issued upon the effectiveness of the registration statement of which this prospectus forms a part, upon the expiration of any statutory holding period under Rule 144 of the Securities Act of 1933, as amended or upon any contractual holding or trading limitation periods, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to secure additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

The elimination of monetary liability against our directors under Nevada law and the existence of indemnification rights to our directors may result in substantial expenditures by us and may discourage lawsuits against our directors.

Our bylaws provides that, to the fullest extent that the Nevada Revised Statutes permits, none of our directors shall be personally liable to either us or our stockholders for any breach in his or her fiduciary duties as a director. This provision creates an indemnification obligation by us that could ultimately cause us to incur substantial expenditures to cover the cost of settlement or damage awards against our directors. This provision and resultant costs may also discourage us from bringing a lawsuit against directors for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors even though such actions, if successful, might otherwise benefit us and our stockholders.

We do not anticipate paying any cash dividends.

We have never paid cash dividends on our common stock and do not anticipate doing so for the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our board of directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Options granted to our celebrity endorsers and members of our management will have a dilutive effect on our common stock if such options are exercised; and if the underlying shares are ultimately sold in the public market, the market price of our common stock could decline.

On January 18, 2008, we granted 1,275,000 options to purchase common stock to an accredited individual pursuant to an endorsement agreement and granted 225,000 options to purchase common stock to an accredited entity in connection with such endorsement agreement. The options are exercisable at $1.00 per share for a term of six months. In connection with an agreement related to such aforementioned endorsement agreement, on January 18, 2008, we granted 500,000 options to purchase common stock to three accredited investors. The options are exercisable at $1.00 per share for a term of six months. In connection with an endorsement agreement, on March 25, 2008, we granted to an accredited individual pursuant to such endorsement agreement a three-year non-qualified stock option to purchase up to 1,414,286 shares of our common stock at an exercise price of $0.01. This option vested and became exercisable immediately.

In connection with the commencement of employment, on February 18, 2008, we granted to an employee a 10-year non-qualified stock option to purchase up to 500,000 shares of our common stock at an exercise price of $2.44 per share. This option vests and becomes exercisable as to (i) 166,667 shares on February 18, 2009, (ii) an additional 166,667 shares on February 18, 2010, and (iii) the remaining 166,666 shares on February 18, 2011, assuming that such employee is employed by us as of such dates. In connection with his employment agreement, on March 19, 2008, we granted to Mr. Wallace, our then current chief financial officer, a 10-year non-qualified stock option to purchase up to 1,663,826 shares of our common stock at an exercise price of $1.50 per share. This option vested and became exercisable as to 554,609 shares on the date of grant. The remainder of this option vests and becomes exercisable as to (i) 554,609 shares on March 19, 2009, and (ii) the remaining 554,608 shares on March 19, 2010, assuming that Mr. Wallace is employed by us as of such dates. On September 15, 2008, Mr. Wallace was laid off by the Company, and on September 15, 2008, Mr. Farnsworth was appointed as the principal financial and principal accounting officer of the Company. We anticipate entering into negotiations with Mr. Wallace to become a consultant of the Company but there can be no assurance that this will occur.

In connection with an employment agreement, on March 21, 2008, we granted to an employee a 10-year non-qualified stock option to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.80 per share. This option vests and becomes exercisable as to (i) 333,333 shares on March 21, 2009, (ii) an additional 333,333 shares on March 21, 2010, and (iii) the remaining 333,334 shares on March 21, 2011, assuming that such employee is employed by us as of such dates. In connection with another employment agreement, on March 21, 2008, we granted to an employee a 10-year non-qualified stock option to purchase up to 600,000 shares of our common stock at an exercise price of $0.80 per share. This option vests and becomes exercisable as to (i) 200,000 shares on March 21, 2009, (ii) an additional 200,000 shares on March 21, 2010, and (iii) the remaining 200,000 shares on March 21, 2011, assuming that such employee is employed by us as of such dates.

If any of the foregoing optionees decide to exercise any of their vested options, they will receive shares of our common stock and such issuances will have a dilutive effect on the number of shares of our outstanding common stock. In addition, if such optionees, when they are able to do so under Rule 144 of the Securities Act, elect to sell a substantial amount of our common stock in the public market, or there is a perception in the public market of such sales, this could decrease the market price of our common stock significantly. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Shares of our common stock issued to our debt holders and to certain consultants will have a dilutive effect on our common stock; and if the shares are sold in the public market, the market price of our common stock could decline.

Pursuant to promissory notes, as of September 15, 2008 we have issued an aggregate of 300,000 shares of restricted stock, par value $0.001 per share, two-year warrants to purchase 300,000 shares of our common stock at an exercise price of $2.00 per share and two-year warrants to purchase 100,000 shares of our common stock at an exercise price of $3.50 per share. In addition, we entered into a consulting agreement whereby the consultant is entitled to receive 2,500,000 shares of our common stock in consideration of bridge loans advanced by the consultant and the consultant has received 2,000,000 freely tradable shares of common stock issued under our 2007 Incentive Plan. As of the date hereof, we have issued to the consultant 1,262,522 of the 2,500,000 shares of common stock that he is entitled to receive, which are being registered for resale by this prospectus. The consultant has not received all 2,500,000 shares of common stock as of the date hereof since we are precluded by resolutions adopted by our Board of Directors on September 12, 2008 from issuing any shares of capital stock or warrants to any person (including, in connection with any anti-dilution adjustments), and from issuing to any consultant or advisor, shares of capital stock unless and until such issuance, together with all other holdings, shall not cause such person to hold beneficially in excess of 9.99% of our then issued and outstanding shares of common stock.

The eventual sale of shares of our restricted and/or unrestricted stock issued to our debt holders and/or consultants will have a dilutive effect on the number of shares of our outstanding common stock, which could decrease the market price of our common stock significantly. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulations. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You should review carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus for a discussion of the risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

We will receive net proceeds from our offering of common stock under this prospectus of approximately $     , after deducting estimated placement agent’s fees and offering expenses payable by us. These amounts are based on the offering price of $     per share. We intend to use the proceeds of our offering of shares to repay certain indebtedness and for general corporate and working capital purposes. We will not receive any of the proceeds from the common stock sold by the selling stockholders in this offering.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Bulletin Board since April 25, 2007. From April 25, 2007 through January 6, 2008, our trading symbol was REDZ.OB and since January 7, 2008 our trading symbol has been PPBV.OB. Prior to December 13, 2007, there was no active market for our common stock. The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year Ending September 30, 2009	High	Low
First Quarter (through October 7, 2008)	$0.19	$0.10

Fiscal Year Ending September 30, 2008	High	Low
Fourth Quarter	$1.80	$0.18
Third Quarter	$3.25	$1.60
Second Quarter	$8.00	$1.25
First Quarter (from December 13, 2007)	$1.70	$1.30

The last reported sales price of our common stock on the OTC Bulletin Board on October 7, 2008, was $0.10 per share. As of October 7, 2008, there were approximately 158 holders of record of our common stock. The number of stockholders of record does not include beneficial owners of our common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Recent Events

Prior to December 12, 2007, we were a public shell company, as defined by the SEC, without material assets or activities that engaged in event planning between the years 2002 and 2005, the apparel industry from 2005 to 2006, and thereafter aimed to develop, produce, market and distribute low budget film and video productions. On December 12, 2007, we completed a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into a private company, Venture Beverage Company, with such private company being the surviving company. In connection with this reverse merger, we discontinued our former business and succeeded to the business of Venture Beverage Company as our sole line of business. For financial reporting purposes, Venture Beverage Company, and not us, is considered the accounting acquiror. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations herein are those of Venture Beverage Company and do not include our historical financial results. All costs associated with the reverse merger, other than financing related costs in connection with the simultaneous sale of $3,015,000 of units consisting of common stock and warrants and the costs related to the repurchase of securities from two former stockholders, were expensed as incurred.

Overview

We develop, market, and distribute unique beverage brands and products that are positioned as a “better for you” beverages and are targeted to the growing category of “new age/functional” beverage consumers. We own the rights to the Purple brand, a new functional beverage that contains a high level of anti-oxidants that are found in seven different natural fruit juices that combine to make our product. We launched Purple in the summer of 2007.

As our business began on May 8, 2007, we have not provided any historical comparative analysis below.

Critical Accounting Policies and Estimates

Use of Estimates. In preparing the financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, revenues, and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by us include, but are not limited to, stock-based compensation, valuation of debt discounts, and useful life of property and equipment.

Accounts Receivable. We have a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. We periodically review our accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Inventories. Inventories are stated at the lower of cost or market utilizing the first-in, first-out method and consist of raw materials related to our products. We write down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by us, additional inventory write-downs may be required.

Property and Equipment. Property and equipment are carried at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, services have been rendered or product has been shipped, the sales price to the customer is fixed or determinable, and our ability to collect the receivable is reasonably assured. We do not ship product without receipt of an official order from the customer. The customer does not have the right to return the product except for matters related to manufacturing defects on our part. We regularly review our policies for sales allowances and, if deemed appropriate, we adjust those policies based on available, historical trends; net sales are inclusive of these estimated allowances. We primarily sell our product to distributors and recognize revenue upon shipment to them, as opposed to recognizing revenue upon their resale of the product to the ultimate customers. In limited cases where we retain ownership of the product after shipment to the distributor, we defer recognition of the revenue until such time as the product is sold to the ultimate customer and all other revenue recognition criteria have been satisfied.

Stock Based Compensation. We adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, we recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements.

Non-Employee Stock-Based Compensation. The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue (“EITF”) 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109.” This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, “Accounting for Income Taxes.” FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefits of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. We believe the adoption of this interpretation did not have an impact on our financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for our financial statements issued in 2008; however, earlier application is encouraged. We believe the adoption of this interpretation did not have an impact on our financial position, results of operations, or cash flows.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosures using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. We believe the adoption of SAB 108 did not have an impact on our financial statements.

In December 2006, FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements,” was issued. This Staff Position specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” We believe that our current accounting is consistent with this Staff Position.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115,” under which entities will now be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. We believe the adoption of this interpretation did not have an impact on our financial position, results of operations, or cash flows.

In May 2007, the FASB issued FASB Staff Position No. FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48 . “ This Staff Position provides guidance about how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. Under this Staff Position, a tax position could be effectively settled on completion of examination by a taxing authority if the entity does not intend to appeal or litigate the result and it is remote that the taxing authority would examine or re-examine the tax position. We do not expect that this interpretation will have a material impact on our financial position, results of operations, or cash flows.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations,” which replaces SFAS No. 141, “Business Combinations,” which, among other things, establishes principles and requirements for how an acquirer entity recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed (including intangibles), and any noncontrolling interests in the acquired entity. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently evaluating what impact, if any, the adoption of SFAS No. 141(R) will have on our financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.” SFAS No. 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also amends certain of ARB 51’s consolidation procedures for consistency with the requirements of SFAS No. 141(R). SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently evaluating what impact the adoption of SFAS No. 160 will have on our financial statements.

Other accounting standards that have been issued or proposed by FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Results of Operations

Three and Nine Months Ended June 30, 2008

Net Sales. Our sales during the three and nine months ended June 30, 2008 amounted to $365,494 and $544,869, respectively, and were comprised of revenues related to the sale of our beverage product, Purple. For the three months ended June 30, 2008, three of our customers, Haralambros, Great State Beverages and General Nutrition Distribution accounted for approximately 19%, 16%, and 15% of our revenues, respectively. For the nine months ended June 30, 2008, Big Geyser and Haralambros accounted for approximately 17% and 15% of our revenues, respectively. Although we recognized sales during the three and nine months ended June 30, 2008, there can be no assurances that we will continue to recognize similar revenues in the future.

Cost of Sales. The cost of sales during the three and nine months ended June 30, 2008 amounted to $354,099 and $536,289, respectively. Our cost of sales includes the manufacturing costs of our proprietary brand. The cost of sales as a percentage of net sales was approximately 97% and 98%for the three and nine months ended June 30, 2008, respectively. We anticipate that our cost of sales will decrease and related gross profit margins will increase for the remainder of our current fiscal year due to the refinement of our production process in strategically located production facilities and from expected economies of scale in the purchasing of raw materials.

Operating Expenses. Total operating expenses for the three and nine months ended June 30, 2008, were $8,464,222 and $22,121,310, respectively, and consisted of the following:

	Three months ended June 30, 2008	Six months ended June 30, 2008
Compensation expense and related taxes	$2,843,723	$7,223,366
Advertising and marketing	1,176,077	8,766,355
Professional and consulting fees	3,801,663	4,796,015
Other selling, general and administrative	322,106	533,108

Total	$8,464,222	$22,121,310

•
compensation expense and related taxes were attributable to salaries, benefits, and related taxes to our officers and employees. For the nine months ended June 30, 2008, we recorded non-cash expenses of $4,737,700 related to stock-based compensation expense, which includes approximately $3,495,528 attributable to options granted to our chief executive officer and chief financial officer. Stock-based compensation - options represented approximately 21% of our total operating expenses for the nine months ended June 30, 2008. Under SFAS No. 123(R), which was effective January 1, 2006, companies are now required to measure the compensation costs of share-based compensation arrangements based on the grant date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. We anticipate that compensation expense will increase during the remainder of our current fiscal year as we continue to build the Purple brand, which will require additional market activation personnel and support staff.

•
advertising and marketing expenses represent our brand development and promotional expenses for our proprietary brand. These expenses include promotional spending at point of sale. For the nine months ended June 30, 2008, we issued 1,186,546 shares of common stock for advertising and promotional services valued at approximately $1,502,217. Additionally, we recorded non-cash expenses of $5,304,858 related to stock-based expense, primarily attributable to options granted in connection with endorsement agreements entered into during the nine months ended June 30, 2008.We anticipate that our advertising and marketing expenses, in both cash and equity components, will continue to increase for the remainder of our current fiscal year, subject to our ability to generate operating capital.

•
professional and consulting fees represent expenses incurred for expenses related to accounting, legal, public relations and financial and business advisory services. For the nine months ended June 30, 2008, we recorded non-cash expenses related to profession and consulting services in the form of 54,000 stock options. We anticipate that our professional fees will continue to increase for the remainder of our current fiscal year as we continue to raise additional working capital and develop the Purple brand.

•
other selling, general and administrative expenses include rent expense, travel expense, office, supplies, telephone and communications expenses, and other expenses. We anticipate that these expenses will continue to increase during the remainder of our current fiscal year as we continue to grow our Purple brand.

Loss from Operations. We reported a loss from operations of $8,452,827 and $22,112,730 for the three and nine months ended June 30, 2008, respectively.

Other Expenses. For the nine months ended June 30, 2008, interest expense amounted to $1,060,450 and $1,472,987, respectively. Of such amount, approximately $155,228 was attributable to amortization of the debt discount in connection with the issuance of the 12% notes payable, all of which was included in interest expense for the nine-month period ended June 30, 2008, and none of which was included in interest expense for the three-month period then ended. We recognized interest expense on notes payable amounting to approximately $11,000 and $62,000 during the respective three and nine months ended June 30, 2008. Additionally, we issued shares in connection with notes payable valued at $1,053,268 and warrants valued at $201,550 throughout the nine months ending June 30, 2008 – shares and warrants were valued based on the fair market values at the date of issuance.

Net Loss. We reported a net loss of $9,512,128 and $23,581,665 for the three and nine months ended June 30, 2008, respectively, which translates to basic and diluted net loss per common share of $0.16 during the three months ended June 30, 2008, and basic and diluted net loss per common share of $0.45 during the nine months ended June 30, 2008.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At June 30, 3008, we had a cash balance of $8,709, a net decrease in cash of $61,181 during the quarter ended June 30, 2008, and negative working capital of $860,569. We have been funding our operations though the sale of our securities and short-term bridge notes. As of October 10, 2008, we had outstanding indebtedness in the amount of $2,920,000.

In December 2007, we issued and sold an aggregate of 60.3 units of our securities to 31 investors for the aggregate price of $3,015,000 (“December 2007 Private Placement”). Each unit (“Unit”) consisted of 100,000 shares of our common stock and 100,000 warrants to purchase an equivalent number of shares of our common stock. The purchase price of each Unit was $50,000.

On March 11, 2008, we offered a temporary reduction in the exercise price of 50% of the warrants that we had granted as part of the December 2007 Private Placement. The per-share exercise price of the warrants was reduced from $2.00 to $1.25 from March 11 to April 2, 2008. 934,000 warrants were exercised, resulting in $1,167,500 of proceeds. At the request of certain warrant holders, we eliminated the 50% limit. In connection with the temporary reduction, the exercising warrant holders were granted an aggregate of 467,000 common stock purchase warrants, at an exercise price of $3.50, on the basis of one new warrant for each two original warrants exercised.

On April 2, 2008, we closed an additional private offering in which we raised approximately $2.275 million in net proceeds, in addition to the funds we received through the above-referenced exercise of warrants. In connection with this private offering, we issued 1,635,786 shares of our common stock at a per-share purchase price of $1.40 to eight investors, some of whom were parties to our December 2007 financing.

In June 2008, we received aggregate proceeds of $500,000 in consideration of a sixty-day unsecured promissory note in the same amount, with an interest rate of 18%, payable to one investor. We also issued such investor 100,000 shares of common stock, granted him 100,000 warrants to purchase an equivalent number of shares of our common stock at $2.00 per share, and granted him 100,000 warrants to purchase an equivalent number of shares of our common stock at $3.50 per share. Also, in July 2008, we received aggregate proceeds of $1,000,000 in consideration of a ninety-day unsecured promissory note in the same amount, with an interest rate of 11%, payable to another investor. We also issued such investor 200,000 shares of common stock and granted it 200,000 warrants to purchase an equivalent number of shares of our common stock at $2.00 per share. In connection with the latter loan and issuance of securities, we also issued 150,000 shares of our common stock as a finder’s fee to a third party.

On July 28, 2008, we received aggregate proceeds of $100,000 in consideration of a promissory note that is payable on demand, and bears annual interest at 18%. On August 8, 2008, we received aggregate proceeds of $250,000 in consideration of a promissory note that matured on September 7, 2008 and bore annual interest at 8%. On August 27, 2008, we received aggregate proceeds of $250,000 in consideration of a promissory note that matured on September 26, 2008 and bore annual interest at 8%. On August 11, 2008, we entered into a short-term bridge loan in the principal amount of $250,000, which matured on September 10, 2008, bore annual interest at 8%, and was unsecured. On August 22, 2008, we received aggregate proceeds of $100,000 in consideration of a promissory note that bears annual interest at 11%. We are obligated to repay such note in monthly payments, with the first payment on September 22, 2008 and the final payment on June 22, 2009. On August 14, 2008 we received aggregate proceeds of $45,000 in consideration of a demand promissory note that bears annual interest at 2.54%, in favor of our then chief financial officer, Michael Wallace. We repaid such note on September 5, 2008. On September 5, 2008, we received aggregate proceeds of $250,000 in consideration of a promissory note that is due and payable on or prior to October 24, 2008, or within 5 days of our receipt of funds in excess of $250,000, and bears annual interest at 5%. On September 12, 2008, we received aggregate proceeds of $500,000 in consideration of a promissory note that matures on October 13, 2008 and bears annual interest at 5%. On September 12, 2008, we issued a promissory note in the principal amount of $500,000, which was due and payable on October 13, 2008 and bears interest on the unpaid principal balance at a rate of 5% per annum. We received $250,000 subject to the terms of the note.

On October 10, 2008, the Honig Notes were cancelled in exchange for a convertible promissory note in favor of Mr. Honig in the amount of $640,000, which matures on October 10, 2009 and bears annual interest at 5%. Mr. Honig funded an additional $140,000 to us. In addition, on October 10, 2008, Mr. Rabinowitz advanced funds to us in the amount of $80,000. Proceeds of the funds advanced to us on October 10, 2008 will be used to meet our payroll obligations.

Net cash flows used in operating activities for the nine months ended June 30, 2008, amounted to $7,275,434 and were primarily attributable to our net losses of $23,581,665, offset by stock-based expenses of $15,775,531, depreciation of $10,299, amortization of debt discount of $155,228, and changes in assets and liabilities of $365,173, which includes $(881,726) of accounts receivable, $(944,607) of inventory, $(377,497) of other current assets, $1,342,842 of accounts payable, $650,161 of accrued expenses, and $576,000 of deferred revenue. Net cash flows used in investing activities for the nine months ended June 30, 2008, amounted to $124,862 and were primarily attributable to the purchase of property and equipment. Net cash flows provided by financing activities were $7,339,115 for the nine months ended June 30, 2008. Further, for the nine months ended June 30, 2008, we received net proceeds from the sale of our common stock and exercise of warrants of $5,638,515 and $1,167,500, respectively. Additionally, we received proceeds from the issuance of a note payable of $1,593,000, and repaid $1,000,000 of principal and paid $60,000 in connection with a stock repurchase agreement upon the closing of our reverse merger on December 12, 2007.

We pay Mr. Farnsworth a salary of $225,000 per year and a monthly performance bonus equal to 6% of the net invoice price for all sales, at wholesale or retail, of Purple during the corresponding month in accordance with our revenue recognition policies. Mr. Farnsworth’s bonus is based upon the sales of our product, whether at wholesale or retail, if such sales are recognized as revenue by us. Thus, in the case of our sale to one of our distributors that, in turn, re-sells the product to a retail store, which sell the product to a consumer, Mr. Farnsworth’s bonus is calculated on that sale. We allocate Mr. Farnsworth’s monthly 6% performance bonus to “other selling, general and administrative” (“SG&A”) expenses, which currently approximate our net sales on a quarterly basis. If we meet our internal projections for increasing our net revenues, as to which increases there can be no assurance, our SG&A expenses will decrease as a percentage thereof. However, those expenses will not decline as rapidly as they otherwise would due to the burden of the 6% monthly performance bonus. We believe that, if our net revenues increase according to our business plan, our gross margins will support the 6% monthly bonus, although not necessarily without a material adverse impact on our overall profitability.

We currently have no material commitments for capital expenditures. Other than our cash on hand ($249,361 as of August 13, 2008), we presently have no alternative source of operating capital. We may not have sufficient capital to fund the expansion of our operations and to provide capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not presently have any firm commitments for any additional capital, and our financial condition may make our ability to secure this capital difficult. There are no assurances that we will be able to continue our business, and we may be forced to cease operations if we do not raise significant additional working capital, in which event investors could lose their entire investment in us.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

General

We were formed in the State of Nevada on April 8, 2002 as an event planning company and operated as such until June 30, 2005, when we acquired ninety-five percent of the issued and outstanding shares of Landes Daily, Inc. and began operating in the apparel industry. On June 6, 2006, we ceased all operations in the apparel industry and began operations as an independent film production company that aimed to develop, produce, market and distribute low budget film and video productions. On December 12, 2007, Purple Acquisition Corp., a newly formed wholly-owned subsidiary of ours, merged with and into Venture Beverage Company, a private corporation. Upon closing of the merger, Venture Beverage Company merged with and into us and we succeeded to the business of Venture Beverage Company as our sole line of business. In connection with the merger, we changed our name to Purple Beverage Company, Inc.

We develop, market, and distribute unique beverage brands and products that are positioned as “better for you” beverages and are targeted to the growing category of “new age/functional” beverage consumers. We own the common law rights to the Purple brand, a new functional beverage that contains a high level of anti-oxidants that are found in seven different natural fruit juices that combine to make our product. We launched Purple in the summer of 2007.

The new age or alternative beverage category combines non-carbonated, ready-to-drink iced teas, lemonades, juice cocktails, single-serve juices and fruit beverages, ready-to-drink dairy and coffee drinks, energy drinks, sports drinks, and single-serve still water (flavored, unflavored and enhanced) with “new age” beverages, including sodas that are considered natural, sparkling juices and flavored sparkling waters. The alternative beverage category is the fastest growing segment of the beverage marketplace. Further, according to a 2006 study in Packaged Facts, sales of “better for you” and functional beverages reached approximately $40 billion in the United States in 2005 with forecasted sales in 2007 of $46.3 billion, reaching $53.9 billion by 2011.

Category-sales increases in 2006 were led by beverages offering health benefits and we believe that consumers have altered a shift in priorities from pure weight management to total health management - a shift that is reflected in slower growth of “lo-cal” and “light” products and increased growth in functional beverages. Of growth products in 2006, the most successful products were those with a health or functional characteristic, such as energy and sport drinks for their performance-enhancing benefits, or ready-to-drink tea for its antioxidant claims. The market was estimated at $36 billion in 2006, and management projects sales of $60 billion by 2009. Based on our direct and indirect knowledge of the beverage and functional beverage industry, we predict:

•	Future category growth will likely be among functional products offering specific health benefits - for example, heart, health and antioxidant products; and

•	With increased availability and greater consumer demand, functional beverages are at the beginning of a major growth wave in the United States.

Functional beverages are beverages that include ingredients designed to provide specific benefits to the consumer. The sector typically includes juices, smoothies, teas, soy-based drinks, energy drinks, enhanced waters and sports drinks. “Better for you” beverages are a sub-sector of the functional beverage industry which includes drinks designed to provide specific health benefits to consumers.

While the soft drink business is a $68 billion industry in the United States, the amount of soda sold in the United States dropped in 2005 for the first time in recent history, and even diet soda sales slowed. Thus, beverage companies are entering the specialty beverage arena as a way to make up for the slowing carbonated soft drink sales.

There were 1,007 new specialty beverages offered in 2005, on top of 1,010 in 2004. Juices and functional beverage sales increased 51.1% from 2003 to 2005; coffee and cocoa sales were up 37%; and carbonated, functional, and ready-to-drink tea and coffee beverages jumped 65.7%.

Products

Our proprietary brand is directed to consumers who prefer new age beverage products to traditional carbonated soft drinks such as Coca-Cola®, Pepsi® and 7-Up®. The new age beverage category is attractive to us because it is a growth segment of the beverage market and we believe that consumers will pay higher prices for these products than carbonated soft drinks.

Our sole product is named Purple a functional beverage that contains a high level of anti-oxidants from seven different fruit sources that are combined to make this product. The seven anti-oxidant-rich fruits combined in our unique formula are the natural juices of açai, black cherry, pomegranate, black currant, purple plum, cranberry and blueberry. While we do not currently have any additional products in development at this time, we are constantly evaluating new product offerings.

Sales, Marketing and Distribution

Our sales and marketing strategy is to focus our efforts on developing brand awareness and trial through sampling both in stores and at events. We employ a “PUSH” - “PULL” promotional and advertising strategy (as more particularly described below) to build brand awareness, generate trial/sampling purchases and gain distribution of Purple . Our three stage “go-to-market” approach first educates the consumer about the product through a combination of advertising and public relations initiatives, then makes the product readily available with direct and three-tier distribution, and finally implement programs to motivate consumers to buy Purple .

“PUSH,” or “getting the product on the shelf,” provides the programs necessary to gain distribution and secure product placement on retailer’s limited shelves and/or nightclub’s back bar-space. It consists of customer marketing funds designed to support the customers’ best promotional and consumption-building vehicles, as well as employee incentive and training programs, while providing materials that clearly communicate Purple’s key brand benefit: “The Most Powerful Antioxidant Beverage on the Planet!” The foregoing statement is a tagline or advertising slogan used by us that is not a specific or measurable claim or factual statement regarding our product. These materials consist of a variety of “communication messages,” including those listed above, as well as shelf and cooler signs, neck hangers, window banners, floor displays with header cards, table tents, menus, back bar pieces and logo apparel. We intend to budget approximately 10% of our gross revenues as a contribution to these customer marketing funds, as well as provide participation with our distributors by matching funds ( i.e. , we provide $1.00 per case and the distributor provides $1.00 per case; together, we contribute $2.00 towards the customers’ best promotional vehicles).

“PULL,” or getting the product “off-the-shelf” and into the hands of happy consumers, answers the biggest question posed by buyers: “What are you doing to drive consumers into my store to purchase your product?” Pull programs are designed to entice and educate consumers, while motivating them to sell or purchase our product. Various Pull programs include advertising directed towards the consumer (print, radio, TV, internet, direct mail, etc.), instant redeemable or mail-in coupons, mail-in money back rebates, retailer loyalty programs, co-branding with complementary products, and wet sampling events. We will employ all of the above, budgeting an additional 10% to support these programs that reach our targeted audience.

The following are a sample of the creative approaches and tactics we use to build our Purple brand:

•	Media advertisements (newspaper and magazine) that will be placed with the advice of media buying professionals;

•	Improved electronic presence (enhanced website and e-mail communication);

•	In-store sales promotions;

•	Targeted sponsorship of brand-building events;

•	Use of celebrity endorsers and related promotions;

•	Trade show marketing; and

•	On premise marketing with the Purple Girls.

Each of these approaches is capital intensive, and additional capital will be needed to continue these efforts.

Celebrity Endorsement Agreements

As part of our marketing and advertising campaign to promote Purple, we have entered into celebrity endorsement agreements with Chaka Kahn, Torii Hunter and Mariano Rivera. Such celebrities will be the focus of Purple advertising campaigns and will conduct public appearances. In addition, our celebrity endorsers will support the Purple brand at events and programs that we intend to sponsor. A description of the material terms of our celebrity endorsement agreements are summarized below.

Chaka Kahn Endorsement Agreement

In November, 2007, we entered into a three year endorsement agreement with Grammy®-Award winning entertainer Chaka Kahn. In connection with her agreement, we granted to Chaka Kahn Enterprises 550,712 shares of our common stock.

Torii Hunter Endorsement Agreement

In January 2008, we entered into a three year endorsement agreement with Torii Hunter of the Los Angeles Angels of Anaheim. In connection with his agreement, we paid Mr. Hunter $150,000 with $50,000 payable on signing and $50,000 payable on the first and second anniversaries of the agreement. In addition, Mr. Hunter and his representative and certain others were paid an aggregate of $10,000, were issued and aggregate of 275,000 shares of our common stock, and were granted an aggregate of 2,000,000 stock options. The options are exercisable at $1.00 per share and expire on July 18, 2008.

Mariano Rivera Endorsement Agreement

In May 2008, we entered into a three year endorsement agreement with Mariano Rivera of the New York Yankees. In connection with his agreement, we agreed to pay Mr. Rivera $150,000 with $50,000 payable on signing and $50,000 payable on the first and second anniversaries of the agreement. In addition, Mr. Rivera and certain others were paid an aggregate of $25,000, issued an aggregate of 160,000 shares of our common stock, and granted an aggregate of three-year non-qualified stock options to purchase up to 1,414,286 shares of our common stock at an exercise price of $0.01 per share.

Seasonality

Sales of ready-to-drink beverages are somewhat seasonal, with the second and third calendar quarters accounting for the highest sales volumes. The volume of sales in the beverage business may be affected by weather conditions. Sales of our beverage products may become increasingly subject to seasonal fluctuations. Quarterly fluctuations may also be affected by other factors, including the introduction of new products, the opening of new markets where temperature fluctuations are more pronounced, the addition of new bottlers and distributors, changes in the mix of sales of our finished products and changes in and/or increased advertising, marketing and promotional expenses.

Research and Development

The new age beverage category growth is largely sustained by the constant addition of new products, brands and brand extensions. An integral part of our strategy is to develop and introduce innovative products and packages. The development time from inception of the concept through product development and testing to the manufacture and sale of the finished product is several months. Not all new ideas survive consumer research. Our research, development, manufacture, and distribution of Purple and other beverage products have thus far been limited by our capital resources.

We are not currently engaged in any research and development activities. However, we recently began exploring the possibility of engaging a third party to commence research on our behalf in connection with expanding our line of products and further determining the implications of mixing Purple with components such as teas and alcoholic beverages.

Manufacturing Process

The principal raw materials used by us are glass bottles, as well as fruit pulp and fruit juice concentrates, the costs and availability of which are subject to fluctuations. Due to the consolidations that have taken place in the glass industry over the past few years, the prices of glass bottles continue to increase. The prices of fruit pulp concentrates and certain juice concentrates, including apple, increased in 2006 and certain of these ingredients continued to increase in 2007. These increased costs, together with other increased costs, primarily energy, gas and freight, resulted in increases in certain product costs that are ongoing and are expected to continue to exert pressure on our gross margins in the foreseeable future.

We rely on third-party manufacturers to produce our products, using our proprietary formula and flavor ingredients. Chemists continually observe the product-manufacture and production-run and test the finished beverage product and the package integrity. We obtain the raw materials for the manufacture of our products from several sources and arrange for the direct delivery of these raw materials to the third-party manufacturer, except for acai, which we obtain from a single source. We normally pre-pay for the manufacture and packaging materials. We own the finished inventory that is shipped to warehouses upon completion.

We use several suppliers of all necessary raw materials within the United States. In addition, there are numerous manufacturers in the United States that can manufacture our products for us. We do not have any agreements with our material suppliers or manufacturers, and we do not anticipate having contracts with any entities or persons committing such suppliers to provide the materials required for the production of our products or committing such manufacturers to provide manufacturing services to us or committing us to purchase any materials or manufacturing services from any specific entities.

The following are our principal suppliers:

Principal Suppliers	Product Supplied
Stiebs Pomegranate Products	Açai & Pomegranate Juice

National Fruit & Essences, LLC	Juices: Black Cherry, Black Currant, Purple

King Juice Company, Inc.	Blending & Bottling

MFCI	Re-Packing

Zuckerman Honickman	Glass bottle - 10 oz

Silgan White Cap Americas	Bottle Cap

CL&D Graphics, Inc.	Labels

Green Bay Packaging, Inc.	Cartons and corrugated inserts

Distributors

For the nine months ended June 30, 2008, two of our distributors, Haralambos Beverage Co. and Big Geyser, Inc., accounted for approximately 15%, and 17% of our revenues, respectively. We remain dependent, however, on all of our distributors, and the loss of any of our major distributors would have a material adverse effect on our operating results.

We have agreements with most of our distributors, and we believe the agreements with Crosset Company, Big Geyser, Inc., B & E Juice Co, and General Nutrition Distribution, LP are material to our business. Those agreements are attached as exhibits to the registration statement of which this prospectus forms a part; however, certain terms have been redacted, as we believe the public disclosures thereof would put us at a competitive disadvantage. The duration of our material distributor agreements (not including renewals), and the territories covered by such agreements, are as follows:

DISTRIBUTOR	DURATION OF AGREEMENT (not including renewals)	TERRITORY
Crosset Company	Through January 25, 2013	State of Kentucky and 150-mile radius from City of Independence; includes all Kroger Food stores presently being served by Distributor

Big Geyser, Inc.	Through February 26, 2013	Manhattan (New York County) Brooklyn (Kings County) Queens Staten Island (Richmond County) Bronx Nassau Suffolk Westchester

B & E Juice Co.	Through March 26, 2013	Fairfield County, Connecticut

General Nutrition Distribution, LP	December 6, 2008	United States

Competition

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors, and marketing campaigns. Our product competes with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing, and distribution resources than we do.

Important factors affecting our ability to compete successfully include:

•	the taste and flavor of our products;

•	trade and consumer promotions;

•	rapid and effective development of new, unique, cutting-edge products;

•	attractive and different packaging;

•	branded product advertising; and

•	pricing.

We also compete for distributors who will concentrate on marketing our products over those of our competitors, provide stable and reliable distribution, and secure adequate shelf-space in retail outlets. Competitive pressures in the alternative, energy, and functional beverage categories could cause our products to be unable to gain market share and we could experience price erosion, which could have a material adverse affect on our business and results.

We compete not only for consumer acceptance, but also for maximum marketing efforts by multi-brand licensed bottlers, brokers and distributors, many of which have a principal affiliation with competing companies and brands. Our product competes with all liquid refreshments and with products of much larger and substantially better-financed competitors, including the products of numerous nationally and internationally known producers such as The Coca-Cola Company, PepsiCo, Inc., Cadbury Schweppes plc, Red Bull Gmbh, Kraft Foods, Inc., Nestle Beverage Company, Tree Top, Inc., and Ocean Spray Cranberries, Inc. We also compete with companies that are smaller or primarily local in operation. Our products also compete with private label brands such as those carried by grocery store chains, convenience store chains and club stores.

To date, our significant competition includes the following companies:

•	Bossa Nova Beverage Group;

•	Fuze Beverage, LLC;

•	POM Wonderful, LLC; and

•	Sambazon, Inc.

Our product is most closely comparable with the natural beverage products created by those companies listed above. In particular, Bossa Nova Beverage Group produces a line of “Açai Juices,” which contains açai berries and anti-oxidants. Fuze Beverage, LLC produces a product line named “ Vitalize,” which are non-carbonated beverages that contain anti-oxidants and electrolytes. POM Wonderful, LLC produces a line of “POM Wonderful Pomegranate Juices,” which contains naturally occurring polyphenol antioxidants, and Sambazon, Inc.’s “Organic Açai Juice” contains açai berries and blue agave syrup.

Intellectual Property

We rely on common law rights to our trademark Purple. The common law rights protect the use of this mark used to identify our product. It is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect our trade name will have a material adverse effect on our business, results of operations, and financial condition. We also rely on trade secrets and proprietary know-how to protect our concepts. However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to our know-how and concepts. There can be no assurance that we will be able to adequately protect our trade secrets. Third parties may assert infringement claims against us or against third parties upon whom we rely and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use trade secrets that we rely upon to conduct our business.

Regulation

The Food and Drug Administration issues rules and regulations for the beverage industry, including, but not limited to, the labeling and formulary ingredients of beverage products. We are also subject to various state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, and labeling of our product. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect upon our capital expenditures, net income, or competitive position. Regulatory guidelines, however, are constantly changing, and there can be no assurance that our product and our third-party manufacturers will be able to comply with ongoing government regulations.

Employees

As of October 3, 2008, we had 14 employees, all of whom are full-time. None of our employees is covered by a collective bargaining agreement, nor are they represented by a labor union. We have not experienced any work stoppages, and we consider relations with our employees to be good.

Description of Property

We lease approximately 3,070 square feet of office space in Fort Lauderdale, Florida for $5,533.68 per month, which rate increases by 3% each year commencing on March 1, 2009. The current lease term expires on April 30, 2012. This facility serves as our corporate headquarters. We believe that this facility is adequate for our immediate and near-term needs. Additional space may be required as we expand our activities. We do not currently foresee any significant difficulties in obtaining any required additional facilities. In the opinion of the management, this property is adequately covered by insurance.

We do not invest in real estate or real estate interests.

Legal Proceedings

From time to time we may be involved in claims arising in the ordinary course of business. To our knowledge, no legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

MANAGEMENT

The following table sets forth information regarding our sole director and our executive officers. Our sole director holds office for a one-year term until the election and qualification of his successor. Subject to any written employment agreements, our officers are elected annually by the board of directors and serve at the discretion of the board. Each of Messrs. Farnsworth and Wallace has a three-year employment agreement with us.

Name	Age	Position
Theodore Farnsworth	46	Chief Executive Officer, President, Secretary and Director

Michael Wallace(1)	39	Chief Financial Officer and Executive Vice President

(1) On September 15, 2008, Mr. Wallace was laid off by the Company, and on September 15, 2008, Mr. Farnsworth was appointed as the principal financial and principal accounting officer of the Company. We anticipate entering into negotiations with Mr. Wallace to become a consultant of the Company but there can be no assurance that this will occur.

Theodore Farnsworth, Chief Executive Officer, President, Secretary and Director. Mr. Farnsworth has served as our chief executive officer, president, secretary and as a director since December 2007, and has served as our principal financial and principal accounting officer since September 15, 2008. Mr. Farnsworth was the chief executive officer, president, secretary and as a director of Venture Beverage Company from May 2007 to December 2007. From September 2001 to October 2007, Mr. Farnsworth served as chairman of Xstream Beverage Network, Inc. and from November 2004 to November 2007, Mr. Farnsworth served as Xstream Beverage Network, Inc.’s chief executive officer. Prior to that, from April 1998 to March 2001, Mr. Farnsworth served as chairman and founder of Farmbid.com, an agricultural Internet portal site. From May 1997 to March 1998, Mr. Farnsworth was president of Fontal Restaurant Group, Inc., parent of Burrito Grill restaurants.

There are no family relationships among our director or executive officer.

Board Committees

Audit Committee. We intend to establish an audit committee of the board of directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties would be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We intend to establish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer our stock option plans and recommend and approve grants of stock options under such plans.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2008, all executive officer compensation was determined by Theodore Farnsworth, our chief executive officer, president and director.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our chief executive officer and chief financial officer, but have not done so to date due to our relatively small size.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the annual and long-term compensation paid to Theodore Farnsworth, our chief executive officer, who we refer to in this prospectus as the “named executive officer.” During the year ended September 30, 2008, no executive officer received annual remuneration in excess of $100,000.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Theodore Farnsworth Chief Executive Officer, President and Secretary (principal executive officer)	2007	11,712	(1)	—	—	—	11,712

(1) Annual salary of $225,000, which commenced on December 12, 2007.

Employment Agreements

On December 12, 2007, we entered into a three-year employment agreement with Theodore Farnsworth, which agreement shall be automatically renewed for additional one-year periods until either we or Mr. Farnsworth, as the case may be, gives the other written notice of its intent not to renew the agreement at least 90 days prior to the end of the then current term. Pursuant to this agreement, Mr. Farnsworth shall serve at our chief executive officer and shall receive a salary of $225,000 per year and a monthly performance bonus equal to 6% of the net invoice price for all sales, at wholesale or retail, of Purple during the corresponding month in accordance with our revenue recognition policies. Mr. Farnsworth’s bonus is based upon sales of our product, whether at wholesale or retail, if such sales are recognized as revenue by us. Thus, in the case of our sale to one of our distributors that, in turn, re-sells the product to a retail store, which sell the product to a consumer, Mr. Farnsworth’s bonus is calculated on the original sale to our distributor. In the case of a sale directly to a consumer, Mr. Farnsworth’s bonus is calculated on that sale. Such bonus shall be paid on the 15th day of the month following the respective measuring month. In addition, Mr. Farnsworth is entitled to participate in employee medical, health, pension, welfare and insurance benefit plans maintained by us for the general benefit of our executive employees, as well as all other benefits and perquisites made generally available to our executive employees, up to three weeks of vacation per year and a monthly car allowance of $800. If Mr. Farnsworth’s employment is terminated by us without cause or because of Mr. Farnsworth’s death or disability or by Mr. Farnsworth for good reason (including as a result of a change in control), or if we deliver a timely non-renewal notice, then we shall pay to Mr. Farnsworth:

•
subject to Mr. Farnsworth executing a general release of all claims in our favor in a form approved by our board, a severance payment equal to three times the sum of (x) Mr. Farnsworth base salary in the calendar year in which the termination occurs plus (y) the bonus earned for the year prior to the year in which the termination occurs;

•	a bonus for the year in which termination occurred based on payments received by us through the last day of actual employment; and

•
for a period of three years following the termination date, Mr. Farnsworth’s costs of COBRA continuation coverage of health insurance, or if COBRA coverage is unavailable, the actual cost incurred by Mr. Farnsworth in obtaining comparable coverage.

Notwithstanding anything else to the contrary, the aggregate of the payments above are limited to the extent that Mr. Farnsworth would incur an excise tax under Section 4999(a) of the Internal Revenue Code of 1986, as amended, if the payments to be made above were deemed to be an “excess parachute payment.” Our obligation to make the above described payments are not subject to mitigation or a duty to mitigate.

If Mr. Farnsworth’s employment is terminated by us for cause, or by Mr. Farnsworth without good reason:

•
Mr. Farnsworth will receive payment of his base salary through and including the date of termination, payment of any earned but unpaid bonus for the prior fiscal year, payment for all accrued but unused vacation time existing as of the date of termination, and reimbursement of business expenses incurred prior to the date of termination; and

•	Mr. Farnsworth may continue to participate in our employee benefit plans to the extent permitted by and in accordance with the terms thereof or as otherwise required by law.

On March 19, 2008, we entered into a three-year employment agreement with Michael Wallace, pursuant to which Mr. Wallace served as our chief financial officer and was to receive a salary of $250,000 during the first fiscal year of employment, $275,000 for the second fiscal year of employment and $300,000 for the third fiscal year of employment. Mr. Wallace also received a signing bonus of $25,000 upon execution of this agreement and was entitled to receive a prorated bonus of at least $75,000 for the current fiscal year, $100,000 for the subsequent fiscal year and at the discretion of our board of directors thereafter. In addition, Mr. Wallace was entitled to participate in all employee medical, health, dental, pension, welfare and insurance benefit plans maintained by us for the general benefit of our executive employees, as well as all other benefits and perquisites made generally available to our executive employees, as well as group medical and dental insurance for Mr. Wallace’s family, a monthly auto allowance of $1,000 and up to four weeks of vacation per year. Pursuant to the employment agreement, if Mr. Wallace’s employment is terminated by us because of Mr. Wallace’s death, disability or without cause, then:

•
we shall pay to Mr. Wallace a severance payment equal to payment of that amount equal to six months of Mr. Wallace’s then-current base salary, payment of that amount equal to six months of Mr. Wallace’s annual bonus, and reimbursement of business expenses incurred prior to the date of termination; and

•	all of Mr. Wallace’s unvested options shall vest.

However, if Mr. Wallace’s employment is terminated by us for cause, or by Mr. Wallace for any reason, then:

•	we shall pay to Mr. Wallace his base salary through and including the date of termination, any earned but unpaid bonus for the prior fiscal year,

•	we shall reimburse Mr. Wallace for all business expenses incurred prior to the date of termination;

•
all options granted under the agreement will cease vesting on the date of termination of employment, and to the extent vested and not previously exercised or expired, may be exercised in accordance with the terms and conditions of his option grant; and

•	Mr. Wallace shall continue to participate in our employee benefit plans to the extent permitted by and in accordance with the terms thereof or as otherwise required by law.

In connection with Mr. Wallace’s employment agreement, Mr. Wallace was granted a ten-year option to purchase 1,663,826 shares of common stock at an exercise price of $1.50 per share. One-third of the option vested upon grant; one-third would vest on the first anniversary of the employment agreement; and one-third would vest on the second anniversary of the employment agreement, assuming that Mr. Wallace is employed by us as of such dates. The agreement also contains certain non-competition and confidentiality provisions, as well as intellectual property assignment provisions.

On September 15, 2008, Mr. Wallace was laid off by the Company, and on September 15, 2008, Mr. Farnsworth was appointed as the principal financial and principal accounting officer of the Company. We anticipate entering into negotiations with Mr. Wallace to become a consultant of the Company but there can be no assurance that this will occur.

Currently, decisions pertaining to incentive based compensation of our executive officers (including, without limitation, changes in the amount of bonuses payable to our chief executive officer and chief financial officer) are made unilaterally by Mr. Farnsworth. However, we intend in the near future to expand our board membership to include independent directors, and such decisions will be then made by our compensation committee comprised of independent directors. In determining incentive based compensation, it is contemplated that we will look at the incentive based compensation awarded to members of senior management of comparable companies of our size in our industry or similar industries.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by our named executive officer as of September 30, 2008.

2007 Incentive Plan

On December 12, 2007, our sole director adopted the Venture Beverage Company 2007 Incentive Plan. The purpose of the 2007 Incentive Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2007 Incentive Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, performance shares, restricted stock, cash based awards and other share based awards. The 2007 Incentive Plan is administered by our sole director. Options were granted under the 2007 Incentive Plan to certain of our employees employed at the time of our reverse merger to incentivize their continued employment with us. The number of options granted by our sole director to himself was determined after consultation with the placement agent for our December private placement and with the concurrence of each of the investors in such offering. The conclusion was based upon the number of options initially available under the 2007 Incentive Plan, the number of options under such plan to be granted to our other personnel, and the number of shares of our common stock owned by Mr. Farnsworth and the percentage of our capital stock that such shares would represent upon the closing of our December private placement. Our sole director determined the terms of such awards based on the services the employees provided or were expected to provide to us. Since consummation of our reverse merger on December 12, 2007, we have granted options to purchase common stock under the 2007 Incentive Plan to the following executive officer:

Name	Shares Subject to Options		Exercise Price	Grant Date	Vesting Schedule	Expiration
Theodore Farnsworth	3,405,000	(1)	$0.55	December 12, 2007	Immediately	5 years from date of grant

(1) On September 15, 2008, Theodore Farnsworth waived all rights to receive 2,000,000 shares of our common stock, par value $0.001 per share, which were granted to him pursuant to options exercisable under our 2007 Incentive Plan. Accordingly, such options were cancelled and became available for re-issuance under the 2007 Incentive Plan.

Director Compensation

We do not currently compensate our director for acting as such, although we may do so in the future, including with cash or equity. We reimburse our director for reasonable expenses incurred in connection with his services as a director. As of September 30, 2008, our director did not receive any compensation from us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Transactions that we have determined to be directly or indirectly material to us or a related person are disclosed below. We believe each transaction is on terms no less favorable to us than the terms generally available to an unaffiliated third-party under the same or similar circumstances.

Upon the closing of our reverse merger on December 12, 2007, Christopher Johnson, a former director and former officer, and Lissa Johnson sold their holdings in us to us for $60,000 in cash and all of our historical operating assets prior to the closing of the reverse merger on December 12, 2007.

From inception through January 22, 2008, we were a subtenant of a company owned by our sole director and chief executive officer. The rent that we paid was the same as such affiliated entity was charged by its sublessor. From and after January 22, 2008, we have been a direct subtenant of such sublessor. Management believes that the rent that we have paid both prior and subsequent to January 22, 2008, is competitive with local market conditions.

On July 14, 2008, we issued a promissory note in favor of Theodore Farnsworth, our chief executive officer, in the amount of $100,000 and, bearing annual interest of 2.42%, with an unspecified maturity period. The promissory note was repaid on July 22, 2008. On July 28, 2008, we issued a promissory note in favor of Mr. Farnsworth in the amount of $100,000 and, bearing annual interest of 2.42%, with an unspecified maturity period.

On August 14, 2008, we issued a promissory note in favor of Michael Wallace, our then chief financial officer, in the principal amount of $45,000. The promissory note bore interest on the unpaid principal balance at a rate of 2.54% per annum. All principal and accrued interest on the promissory note was payable on demand. We repaid the promissory note on September 5, 2008.

Director Independence

We do not currently have any independent directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of October 7, 2008 by:

•	each person known by us to beneficially own more than 5.0% of our common stock;

•	our sole director;

•	our named executive officer; and

•	our sole director and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o Purple Beverage Company, Inc. 450 East Las Olas Boulevard, Suite 830, Fort Lauderdale, Florida 33301. As of October 7, 2008, we had 72,334,693 shares outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned(1)
Theodore Farnsworth	18,750,493	(2)	25.92%

Michael Wallace	554,609	(3)	*

Barry Honig 595 South Federal Highway, Suite 600 Boca Raton, Florida 33432	20,026,235		9.98	%(4)

All directors and executive officers as a group (2 persons)	26,335,815		36.41%

* Less than 1%.

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of October 7, 2008. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)
Includes 3,405,000 shares of common stock issuable upon the exercise of options. Mr. Farnsworth’s shares, options, and shares underlying options are subject to a two-year “lock-up,” which expires on December 12, 2009. During such lock-up period, without our prior written consent, which may be withheld, delayed, or denied for any reason or for no reason, Mr. Farnsworth is precluded from selling, transferring, or otherwise disposing of any of such shares. Notwithstanding the term of such lock-up, upon our prior written consent, which may be withheld, delayed, or denied for any reason or for no reason, during each calendar month of the last year of the lock-up period, Mr. Farnsworth may sell, pledge, hypothecate, or otherwise derive economic value from an amount of shares underlying his options equivalent to not more than 5% of such shares subject to the restrictions. In the event Mr. Farnsworth does not sell 5% of such shares in any of such months (assuming permission has been so granted), such unsold shares may be sold in any future month without reducing such future month’s 5% allowance (assuming permission has been so granted).

(3)
Includes 554,609 shares of common stock issuable upon the exercise of options. Mr. Wallace’s options are subject to a two-year “lock-up,” which expires on the second anniversary of grant, or March 19, 2010. Notwithstanding the term of such lock-up, Mr. Wallace, during each month of the second year of the lock-up, may sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more than 5% of the number of shares owned by him. In the event he does not sell 5% of his shares in any of such months, such unsold shares may be sold in any future month without reducing such future month’s 5% allowance. On September 15, 2008, Mr. Wallace was laid off by the Company, and on September 15, 2008, Mr. Farnsworth was appointed as the principal financial and principal accounting officer of the Company. We anticipate entering into negotiations with Mr. Wallace to become a consultant of the Company but there can be no assurance that this will occur.

(4)
Includes (i) 450,000 shares of common stock issuable upon the exercise of warrants held by Barry Honig, the president of GRQ Consultants, Inc., and (ii) 2,209,999 shares of common stock held by GRQ Consultants, Inc, with respect to which Barry Honig is the president. 1,450,000 of Mr. Honig’s shares are subject to a two-year “lock-up,” which expires on December 12, 2009. During such lock-up period, without our prior written consent, which may be withheld, delayed, or denied for any reason or for no reason, Mr. Honig is precluded from selling, transferring, or otherwise disposing of any of such shares. Further, another 450,000 shares and 450,000 shares underlying his warrants are subject to a lock-up period for six months, which expired June 12, 2008; now that the six-month period has expired, Mr. Honig may, upon our prior written consent, which may be withheld, delayed, or denied for any reason or for no reason, during each calendar month for the following six-months, sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more than 5% of such shares subject to the restrictions. In the event Mr. Honig does not sell 5% of such shares in any of such months (assuming permission has been so granted), such unsold shares may be sold in any future month without reducing such future month’s 5% allowance (assuming permission has been so granted). With regard to the shares held of record by GRQ Consultants, Inc., 1,450,000 shares are subject to a lock-up period for one year, which expires December 12, 2008; after the expiration of the one-year period, GRQ Consultants, Inc. may, upon our prior written consent, which may be withheld, delayed, or denied for any reason or for no reason, during each calendar month for the following six-months, sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more than 5% of such shares subject to the restrictions. In the event GRQ Consultants, Inc. does not sell 5% of such shares in any of such months (assuming permission has been so granted), such unsold shares may be sold in any future month without reducing such future month’s 5% allowance (assuming permission has been so granted).

Also includes, pursuant to that certain consulting agreement dated September 15, 2008, between the Company and Mr. Honig (the “Honig Consulting Agreement”), 683,000 shares of common stock issued under the Company’s 2007 Incentive Plan and registered under Form S-8 on September 15, 2008, out of a total of 2,000,000 shares originally issued to Mr. Honig pursuant to the Company’s 2007 Incentive Plan. Also includes an aggregate of 1,899,998 shares of common stock issued to Mr. Honig and GRQ Consultants, Inc. pursuant to certain anti-dilution adjustments pursuant to that certain Amendment No. 2 to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Common Stock of the Company, dated September 10, 2008. Also includes, pursuant to the Honig Consulting Agreement, 1,262,522 shares of common stock issued on October 7, 2008 out of a total of 2,500,000 shares of common stock that Mr. Honig is entitled to receive thereunder. Mr. Honig has not received all 2,500,000 shares of common stock as of the date hereof since we are precluded by resolutions adopted by our Board of Directors on September 12, 2008 from issuing any shares of capital stock or warrants to any person (including, in connection with any anti-dilution adjustments), and from issuing to any consultant or advisor, shares of capital stock unless and until such issuance, together with all other holdings, shall not cause such person to hold beneficially in excess of 9.99% of our then issued and outstanding shares of common stock.

Excludes 12,800,000 shares of common stock issuable upon conversion of that certain convertible promissory note issued by us to Mr. Honig, dated October 10, 2008. Pursuant to the terms of the convertible promissory note, we are precluded from issuing any conversion shares of capital stock unless and until such issuance, together with all other holdings, shall not cause such person to hold beneficially in excess of 9.99% of our then issued and outstanding shares of common stock.

SELLING STOCKHOLDERS

18,733,772 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the accounts of the selling security holders and include the following:

•	4,671,200 shares of common stock issued in private placements;

•
12,800,000 shares of common stock issuable upon the conversion of a certain convertible promissory note with an outstanding principal balance of $640,000 as of October 7, 2008, based on a conversion price of $0.05 per share; and

•	1,262,522 shares issued to a selling stockholder pursuant to a consulting agreement.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. None of the selling stockholders have had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, the selling stockholders have sole voting and investment power with respect to the shares of common stock set forth in the table below.

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock by the selling stockholders as of October 7, 2008, based on 72,334,693 shares of our common stock then outstanding. The share numbers in the column labeled “Number of Shares Offered” represent all of the shares that the selling stockholders may offer in this prospectus. The table assumes that the selling stockholders exercise all of their warrants. We are unable to determine the exact number of shares that will actually be sold. We do not know how long the selling stockholders will hold the shares before selling them. Other than our agreement with the selling stockholders to maintain the effectiveness of the registration statement of which this prospectus forms a part until all shares covered hereby have been sold, or may be sold without volume restrictions pursuant to Rule 144 under the Securities Act of 1933, as amended, we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of their shares.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering(1)	Percentage Owned After Offering
Barry Honig (2)	20,026,235(3)	14,062,522(4)	5,963,713(5)	9.98%(6)
Tobanna Enterprises Corp.(7)	1,330,950	571,000	759,950	1.05%
Chase Mortgage Inc.(8)	1,170,797	420,000	750,797	1.03%
Peter Lee	560,000	320,000	240,000	*
Chase Financing Inc.(9)	485,000	227,000	258,000	*
Shelley Koffler	420,000	240,000	180,000	*
Mangrove Bay, Inc.(10)	347,600	252,800	94,800	*
Nachum Stein	630,050	263,200	366,850	*
Brio Capital L.P.(11)	366,000	206,600	159,400	*
Brian Silber	255,000	163,200	91,800	*
Susan S. Auerbach	280,000	160,000	120,000	*
Daniel Brauser	840,000	160,000	680,000	*
FB Capital Partners(12)	552,500	120,000	432,500	*
Alan Horowitz	875,000	200,000	675,000	*
Irwin L. Zalcberg Profit Sharing Plan UAD 8/15/1984	388,500	120,000	268,500	*
Harvey Kesner	657,249(13)	107,000(14)	550,429(15)	*
Robert Samans and Barbara Samans	140,000	80,000	60,000	*
Melechdavid, Inc.(16)	590,000	80,000	51,000	*
Michael Lustigman	125,000	80,000	45,000	*
Andrea S. Groussman	140,000	80,000	60,000	*
Michael L. Feinman	140,000	80,000	60,000	*
Chocolate Chip Investments L.P.(17)	140,000	80,000	60,000	*
David Adelman	225,000	40,000	185,000	*
Phyllis Ulreich	70,000	40,000	30,000	*
Susan E. Saxton	70,000	40,000	30,000	*
Beverly Pinnas	70,000	40,000	30,000	*
Alfred G. Gladstone	70,000	40,000	30,000	*
Harold E. Gelber and Patricia E. Gelber Trustees Harold E. Gelber Revocable Trust	70,000	40,000	30,000	*
Robert Millet and Chaya Millet	107,500	32,000	75,500	*
Steven Friedman and Batsheva Friedman	99,450	28,800	70,650	*

*Represents less than 1%.

(1)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock are acquired or sold by the selling stockholders prior to completion of this offering. However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act of 1933, as amended, or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended, including under Rule 144.

(2)
Barry Honig is the president and a control person of GRQ Consultants, Inc., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of GRQ Consultants, Inc.

(3)
Includes (i) 450,000 shares of common stock issuable upon the exercise of warrants, (ii) 3,040,713 shares of common stock held by GRQ Consultants, Inc, (iii) 3,735,522 shares of common stock held by Barry Honig and (iv) 12,800,000 shares of common stock issuable upon conversion of a promissory note.

(4)
Includes (i) 1,262,522 shares of common stock held by Barry Honig and (ii) includes 12,800,000 shares of common stock issuable upon conversion of that certain convertible promissory note issued by us to Mr. Honig, dated October 10, 2008. Pursuant to the terms of the convertible promissory note, we are precluded from issuing any conversion shares of capital stock unless and until such issuance, together with all other holdings, shall not cause such person to hold beneficially in excess of 9.99% of our then issued and outstanding shares of common stock.

(5)
Includes (i) 450,000 shares of common stock issuable upon the exercise of warrants, (ii) 3,040,713 shares of common stock held by GRQ Consultants, Inc., (iii) 2,113,000 shares of common stock held by Barry Honig and (iv) excludes 12,800,000 shares of common stock issuable upon conversion of that certain convertible promissory note issued by us to Mr. Honig, dated October 10, 2008. Pursuant to the terms of the convertible promissory note, we are precluded from issuing any conversion shares of capital stock unless and until such issuance, together with all other holdings, shall not cause such person to hold beneficially in excess of 9.99% of our then issued and outstanding shares of common stock.

(6)
Excludes 12,800,000 shares of common stock issuable upon conversion of that certain convertible promissory note issued by us to Mr. Honig, dated October 10, 2008. Pursuant to the terms of the convertible promissory note, we are precluded from issuing any conversion shares of capital stock unless and until such issuance, together with all other holdings, shall not cause such person to hold beneficially in excess of 9.99% of our then issued and outstanding shares of common stock.

(7)
David Rosenbaum is a control person of Tobanna Enterprises Corp and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(8)
Mark Herskovitz is vice president and a control person of Chase Mortgage, Inc., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(9)
Robert Herskovitz is the president and a control person of Chase Financing, Inc., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(10)
Arthur Jones is the director and a control person of Mangrove Bay, Inc., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(11)
Shaye Hirsch is the managing member of Brio Capital Management, LLC, the general partner of Brio Capital L.P., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(12)
Michael Forman is the President and a control person of FB Capital Partners and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(13)
Includes (i) 339,750 shares of common stock held by Harvey Kesner and (ii) 150,832 shares of common stock and immediately exercisable options to purchase 166,667 shares held by Paradox Capital Partners, LLC, with respect to which Harvey Kesner is the sole member and has voting and dispositive power over the securities held for the account of this selling stockholder. Mr. Kesner is a member of Haynes and Boone, LLP, and counsel to the Company.

(14)	Represents 107,400 shares of common stock held by Harvey Kesner.
(15)
Includes (i) 232,750 shares of common stock held by Harvey Kesner and (ii) 150,832 shares of common stock and immediately exercisable options to purchase 166,667 shares held by Paradox Capital Partners, LLC.

(16)
Mark Groussman is the president and control person of Melechdavid, Inc., and in such capacity may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(17)
Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by Chocolate Chip Investments LP. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

We have been notified by each selling stockholder that he, she or it is not a not a broker-dealer or affiliate of a broker-dealer. Each selling stockholder has informed us that he, she or it did not have at the time he, she or it was issued the common stock, any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of his, her or its securities.

DESCRIPTION OF SECURITIES

We are authorized to issue 412,500,000 shares of common stock. On October 7, 2008, there were 72,334,693 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our articles of incorporation do not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Warrants

May 2007 Warrants

From May 2007 to July 2007, we issued investors five year warrants to purchase up to an aggregate of 300,000 shares of common stock at an exercise price of $2.00 per share. The exercise price of the warrants and the number of shares issuable upon exercise of the warrants are subject to adjustments for stock splits, combinations or similar events. These warrants also contain a callable feature requiring their exercise upon 30 days prior written notice. If a warrant holder fails to exercise a warrant within 30 days of receiving a call notice, the warrants held by such warrant holder may be purchased by us for a purchase price equal to $.01 per warrant share. These warrants are exercisable only for cash.

In connection with Amendment No. 2 to the December 2007 Subscription Agreement discussed below, the foregoing warrants were cancelled.

December 2007 Investor Warrants

In connection with our December 12, 2007 private placement, we entered into the December 2007 Subscription Agreement by and among us and holders listed therein. Pursuant to the December 2007 Subscription Agreement, we issued to such holders shares of the Company’s common stock, and issued five year warrants (“2007 Warrants”) to purchase up to an aggregate of 6,030,000 shares of common stock that entitled the holders to purchase a certain number of the Company’s common stock (the “Underlying Shares”) at an exercise price of $2.00 per share.

The exercise price of the 2007 Warrants and the number of shares issuable upon exercise of the 2007 Warrants are subject to adjustments for stock splits, combinations or similar events. We are prohibited from effecting the exercise of the 2007 Warrants to the extent that as a result of such exercise the holder of the exercised 2007 Warrants beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the 2007 Warrants. If at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the 2007 Warrants, then the holders of such warrants have the right to exercise the 2007 Warrants by means of a cashless exercise.

If within seven business days from date on which the exercise of the 2007 Warrants shall be effected (the “Warrant Share Delivery Date”) we fail to deliver to a holder of the 2007 Warrants certificates representing the shares into which such 2007 Warrants are convertible, and if after such Warrant Share Delivery Date the holder of the 2007 Warrants is required by its brokerage firm to purchase, or the holder’s brokerage firm otherwise purchases, shares of our common stock to deliver in satisfaction of a sale by such holder of the shares of our common stock which the holder was entitled to receive upon the exercise, then we are obligated to pay in cash to the holder the amount by which (x) the holder’s total purchase price for our common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that such holder was entitled to receive from the exercise multiplied by (2) the then effective exercise price of the 2007 Warrant, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full.

The 2007 Warrants also contain a callable feature requiring their automatic exercise if the market price of our common stock is equal to or in excess of 175% of the then effective exercise price for a period of 20 consecutive trading days, the average volume of the common stock during such period has been at least 150,000 shares per day and, the shares issuable upon exercise of the 2007 Warrant are freely tradable without limitation pursuant to Rule 144 of the Securities Act of 1933, as amended, and there is an effective registration statement covering the resale of the Underlying Shares. If a warrant holder fails to exercise a 2007 Warrant within 14 days of receiving notice of our satisfaction of these automatic exercise conditions, the 2007 Warrants held by such warrant holder shall expire.

As of September 10, 2008, the Company entered into amendments to the terms of the December 2007 Subscription Agreement and the 2007 Warrants (“Amendment No. 2”). As a result of the Amendment No. 2: (i) the Company issued newly-issued shares of restricted common stock, in an amount equal to 15% of the number of shares into which each unexercised 2007 Warrants outstanding was exercisable, and each 2007 Warrant (other than 2007 Warrants exercised or exercisable for registered shares) will be forfeited and cancelled; (ii) the exercise price of all 2007 Warrants registered with the SEC has been adjusted to $0.40 per share; and (iii) the Company issued all previous purchasers of shares of common stock at prices over $0.40 per share additional shares of common stock so that their effective purchase price per share will be equal to $0.40 per share.

Accordingly, as of October 3, 2008, after giving effect to Amendment No. 2, the Company issued 7,523,447 shares of common stock and after giving effect of such issuance, the Company’s outstanding common stock increased to 68,374,896 shares. In addition, the Company has issued warrants to purchase 4,624,200 shares at an exercise price of $0.40.

In connection with Amendment No. 2, the Company was able to agree to the assignment and exercise of 2007 Warrants at adjusted exercise prices to be agreed by negotiation, or $0.40 per share as a maximum exercise price. In addition, the Company agreed to pursue a registered offering of its securities and to file this registration statement with the SEC and use its best efforts to submit an American Stock Exchange or other national exchange listing application prior to January 30, 2009. The Company does not presently qualify for approval of an original listing application with any national securities exchange and no 2007 Warrants have been exercised.

On October 6, 2008, the Company sought, and as of October 10, 2008, obtained the requisite approvals to amend the December 2007 Subscription Agreement and the 2007 Warrant (the “October 2008 Amendments”). In addition, as discussed below, the Company issued an unsecured convertible promissory note to an existing lenders who cancelled his existing promissory notes and advanced additional finds to the Company.

As a result of the October 2008 Amendments, the effective purchase price of all shares purchased by the Company’s December 2007 and later investors was adjusted to $0.10 per share through the issuance of new shares. The exercise price of the Company’s warrants was adjusted to $0.10. In addition, as a result of the October 2008 Amendments, (i) there are no further restrictions on filing any registration statement by the Company and Section 9(p) of the subscription Agreement is deemed to be intentionally deleted; (ii) all contractual lockups on sales of the company’s shares are removed; and (iii) all most favored nations and price protection features applicable to the Company's shares and warrants (including, without limitation, those set forth in Section 12 of the December 2007 Subscription Agreement) are waived in connection with the issuance of the Convertible Promissory Notes. In addition, the Company obtained written consent and/or verbal representations that the Holders had agreed that (x) each Holder consented to the assignment of the 2007 Warrants, the underlying shares of common stock that have been registered for resale with the SEC, and all other transactions, amendments, modifications and waivers to the December 2007 Subscription Agreement and 2007 Warrants contemplated by the October 2008 Amendments, provided the exercise price of such 2007 Warrants is determined by negotiation by the Company and the Holder of such 2007 Warrants; and (y) all provisions of Amendment No. 2 or the assignment which made reference to a specific exercise price for 2007 Warrants was amended to delete any such reference, and approvals therein do not require a specific exercise price of 2007 Warrants following the Effective Date (as defined in Amendment No. 2).

2008 Convertible Promissory Note

On October 10, 2008, an existing lender of the Company cancelled promissory notes evidencing an aggregate principal amount of $500,000 of the Company’s indebtedness and funded an additional $140,000 to the Company. In connection with the foregoing, the Company issued a convertible promissory note in a principal amount of $640,000. The convertible promissory note matures on October 10, 2009 and bears interest at a rate of 5% per annum. Under the terms of the convertible promissory note, any overdue principal and interest will bear interest at a rate equal to the greater of (i) 10% or (ii) the highest rate permitted by applicable law. We will be required to pay overdue principal and interest on demand. At the option of the holder, upon written notice to the Company, the outstanding principal balance and accrued interest evidenced by the convertible promissory note is convertible into shares of our common stock at a conversion price of $0.05 per share. As noted above, as a result of the October 2008 Amendments, the effective purchase price of all shares purchased by the Company’s December 2007 and later investors was adjusted to $0.10 per share through the issuance of new shares.

Accordingly, as of October 10, 2008, after giving effect to the foregoing, the Company is obligated to issue 47,256,561 shares of common stock and after giving effect of such issuance, the Company’s outstanding common stock will increase to 119,591,254 shares.

December 2007 Placement Agent Warrants

In connection with our private placement completed on December 12, 2007, we issued warrants to purchase up to an aggregate of 731,900 shares of common stock to Palladium Capital Advisors, LLC, our placement agent, and an affiliate of Palladium Capital Advisors, LLC. Such warrants have the same terms as the warrants issued to the investors in the private placement completed on December 12, 2007, including the right to exercise the warrants by means of a cashless exercise if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants at the time.

April 2008 Warrants

On April 2, 2008, in connection with the exercise of the December 2007 investor warrants to acquire 934,000 shares of common stock, we issued the holders of such exercising holders warrants to purchase up to an aggregate of 467,000 shares of common stock. Such warrants have the same terms as the warrants issued to the investors in the private placement completed on December 12, 2007, except that the initial exercise price of such April 2, 2008 warrants is $3.50 per share. In addition, as with the December 2007 investor warrants, if at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants, then the holders of these warrants have the right to exercise the warrants by means of a cashless exercise.

Please see the disclosure provided in the below section “Lock-up Agreements” for certain restrictions on the sale, transfer, exercise or other disposition of the herein referenced warrants.

Limitation on Certain Issuances

On September 12, 2008, our Board of Directors adopted a resolution precluding us from issuing any shares of capital stock or warrants to any person (including, in connection with any anti-dilution adjustments), and precluding us from issuing to any consultant or advisor, shares of capital stock unless and until such issuance, together with all other holdings, shall not cause such person to hold beneficially in excess of 9.99% of our then issued and outstanding shares of common stock.

Registration Rights

December 2007 Private Placement

On April 2, 2008, we entered into a registration rights agreement with those persons who agreed to exercise our December 2007 investor warrants pursuant to which we agreed to provide certain registration rights with respect to the common stock issued. Specifically, we agreed to file a registration statement (of which this prospectus forms a part) with the SEC on or before May 2, 2008 covering the resale of the common stock issued pursuant to the warrant exercises and to cause such registration statement to be declared effective by the SEC on or before June 30, 2008. If (i) the registration statement is not filed on or before May 2, 2008 or (ii) the registration statement is not declared effective by the SEC on or before June 30, 2008, then we are subject to liquidated damage payments to the holders of the exercised warrants in an amount equal to 1.5% of aggregate exercise price of the exercised warrants pro rata for every 30 days of delinquency. However, if the registration statement is declared effective by the SEC on or before June 30, 2008, all liquidated damages that we may be obligated to pay for our failure to file a registration statement on or prior to May 2, 2008 are deemed to be automatically waived.

Pursuant to an amendment to our December 2007 Subscription Agreement and a separate waiver agreement, we have also agreed to register an additional 1,893,450 shares of common stock issued in our December 12, 2007 private placement and 1,893,450 shares of common stock underlying warrants issued our December 12, 2007 private placement. The holders of these shares, however, are not entitled to any liquidated damages should we fail to file a registration statement with the SEC on or before May 2, 2008 or cause a registration statement to be declared effective by the SEC on or before June 30, 2008.

April 2008 Private Placement

On April 2, 2008, in connection with a private placement, we entered into a registration rights agreement with the investors, pursuant to which we agreed to provide certain registration rights with respect to the common stock issued. Specifically, we agreed to file a registration statement (of which this prospectus forms a part) with the SEC on or before May 2, 2008 covering the resale of the common stock issued and to cause such registration statement to be declared effective by the SEC on or before June 30, 2008. If (i) the registration statement is not filed on or before May 2, 2008 or (ii) the registration statement is not declared effective by the SEC on or before June 30, 2008, then we are subject to liquidated damage payments to the holders of the exercising warrant holders in an amount equal to 1.5% of aggregate amount paid for the shares pro rata for every 30 days of delinquency. However, if the registration statement is declared effective by the SEC on or before June 30, 2008, all liquidated damages that we may be obligated to pay for our failure to file a registration statement on or prior to May 2, 2008 are deemed to be automatically waived.

Consulting Agreement

Pursuant to a consulting agreement that we entered into on September 15, 2008, we have granted piggyback registration rights to a consultant with respect to 2,500,000 shares of our common stock, of which 1,262,522 shares have been issued to the consultant as of the date hereof, and are being registered for resale by this prospectus. The consultant has not received all 2,500,000 shares of our common stock as of the date hereof since we are precluded by resolutions adopted by our Board of Directors on September 12, 2008 from issuing any shares of capital stock or warrants to any person (including, in connection with any anti-dilution adjustments), and from issuing to any consultant or advisor, shares of capital stock unless and until such issuance, together with all other holdings, shall not cause such person to hold beneficially in excess of 9.99% of our then issued and outstanding shares of common stock.

Lock-up Agreements

On December 12, 2007, the holders of 26,395,452 shares of our common stock, including Theodore Farnsworth, our chief executive officer and president, entered into lock-up agreements pursuant to which they agreed not to sell, transfer or otherwise dispose of any shares of common stock or any options, warrants or other rights to purchase shares of common stock until December 12, 2009. Any stockholder, including any officer, desiring to sell any of these shares during the lock-up period must send a letter to us requesting a waiver of the restrictions against transfer provided in the lock-up agreements. Upon receipt of such a letter, our chief executive officer, Theodore Farnsworth, will determine whether to approve or deny the request.

On December 12, 2007, the holders of 7,812,477 shares of our common stock entered into lock-up agreements pursuant to which they agreed not to sell, transfer or otherwise dispose of any shares of common stock or any options, warrants or other rights to purchase shares of common stock until December 12, 2009. We have agreed not to waive our rights under the lock-up agreements during the first year of their term. However, these holders, during each month of the second year of the lock-up term may, subject to our prior written consent, sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more than five percent of the number of shares owned by each such holder. In the event any such holder does not sell five percent of such holder’s shares in any of such months (assuming permission has been so granted), such unsold shares may be sold in any future month without reducing such future month’s five percent allowance (assuming permission has been so granted). From and after the beginning of the 24th month, none of such holders is subject to any contractual limitations on the disposition of such shares.

On December 12, 2007, six holders of 2,822,494 shares of our common stock entered into lock-up agreements pursuant to which they agreed not to sell, transfer or otherwise dispose of any shares of common stock or any options, warrants or other rights to purchase shares of common stock until June 12, 2008. During each of the six months following the expiration of such lock-up period, each of the holders of such shares may sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more than five percent of the number of shares owned by each such holder. In the event any such holder does not sell five percent of such holder’s shares in any of such months (assuming permission has been so granted), such unsold shares may be sold in any future month without reducing such future month’s five percent allowance (assuming permission has been so granted). From and after the beginning of the 13th month, none of such holders is subject to any contractual limitations on the disposition of such shares.

The terms of the market standoff adopted pursuant to the Amendment No. 2 to the December 2007 Subscription Agreement also provide that the subscribers’ agreements to refrain from sales at the request of an underwriter or placement agent will be limited to a maximum of nine months. The market standoff will expire no later than 90 days following the date on which the Company enters into an underwriting or placement agent agreement for a public offering. There is also a condition that the Company’s officers, directors and major shareholders will enter into equivalent market standoff agreements. In the event of any modification or release, all subscribers subject to the market standoff will benefit on a pro rata basis and be treated comparably.

In accordance with the October 2008 Amendments to the December 2007 Subscription Agreement and the 2007 Warrant, our lock-up agreements have been terminated.

Rule 144 Damages

Pursuant to the subscription agreement from our December 12, 2007 private placement, if those investors are not allowed to resell certain shares of common stock or shares of common stock underlying warrants issued in such private placement, without limitation, pursuant to Rule 144 of the Securities Act of 1933, as amended, for any reason except for an investor’s status as an affiliate or “control person”, then we shall pay such investors liquidated damages equal to 1.5% of the purchase price for all such securities that are not subject to any lock-up provisions for each 30 day period of delinquency. The resale rights of such investors are limited to 5% per month (for the second six months after closing) of the shares held by them, as increased by any shares purchased by them through the exercise of their private placement warrants.

Anti-Takeover Effect of Nevada Law and Certain By-Law Provisions

Our bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•	they provide that special meetings of stockholders may be called only by our chairman, our president or by a resolution adopted by a majority of our board of directors; and

•
they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors.

In the future we may also become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more. The ability to exercise voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits some business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Indemnification of Directors and Officers

Sections 78.7502 and 78.751 of the Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under Section 78.751 of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we have the power to indemnify, to the fullest extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Securities Offered by the Company

We may sell the common stock offered through this prospectus: (i) to or through placement agents or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The common stock will be sold at a price per share of $           .. This prospectus will be updated to include the following information:

•	the names of any placement agents;

•	the terms of any agreement we enter into with any placement agent;

•	the purchase price of the common stock offered by us;

•	the net proceeds from the sale of the common stock;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting the placement agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Securities Offered By the Selling Stockholders

The selling stockholders of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling stockholder has informed us that he, she or it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because each selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

LEGAL MATTERS

        will pass upon the validity of the shares of our common stock offered by us pursuant to this prospectus.         is counsel for the placement agent in connection with this offering.

EXPERTS

The financial statements as of September 30, 2007, and for the period from May 8, 2007 (Inception) to September 30, 2007 included in this prospectus have been audited by Sherb & Co. LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus.

We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, http://www.drinkpurple.com, you can access electronic copies of documents we file with the SEC, including our Annual Report on Form 10-KSB, our Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practicable after filing with the SEC. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: Theodore Farnsworth, Purple Beverage Company, Inc., 450 East Las Olas Blvd., Suite 830, Fort Lauderdale, Florida 33301.

This prospectus is part of a registration statement filed by us with the SEC. Because the SEC’s rules and regulations allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with, or incorporated therein by reference in, the registration statement for further information regarding us and the shares of our common stock offered by this prospectus. Statements contained in this prospectus as to the contents of any contract or any other documents filed, or incorporated therein by reference, as an exhibit to the registration statement, we refer you to the exhibits for a more complete description of the matter involved. The registration statement and its exhibits may be inspected at the SEC’s Public Reference Room at the location described above.

PURPLE BEVERAGE COMPANY, INC.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders:
Purple Beverage Company, Inc.
Fort Lauderdale, Florida

We have audited the accompanying balance sheet of Purple Beverage Company, Inc. as of September 30, 2007, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the period from May 8, 2007 (Inception) to September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Purple Beverage Company, Inc. as of September 30, 2007, and the results of its operations and its cash flows for the period from May 8, 2007 (Inception) to September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced net losses since inception. The Company’s financial position and operating results raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP

Certified Public Accountants

Boca Raton, Florida
December 3, 2007 (except for Stockholders’ Deficiency
as included in the Balance Sheet, and the Statement of
Changes in Stockholders’ Deficiency, related references
and calculations, as to which the date is June 5, 2008 and
the Restatement described in Note 10 as to which the date
is July 30, 2008)

PURPLE BEVERAGE COMPANY, INC.
(FORMERLY RED CARPET ENTERTAINMENT, INC.)
BALANCE SHEET
September 30, 2007
(As Restated - See Note 10)

ASSETS
CURRENT ASSETS:
Cash	$69,890
Inventories	145,941
Prepaid expenses and other current assets	19,822

Total current assets	235,653

PROPERTY AND EQUIPMENT, net	10,232

Total assets	$245,885

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Convertible notes payable, net of discount of $0 and $155,228, respectively	$594,772
Accounts payable	30,880
Accrued expenses	25,672

Total liabilities	651,324

STOCKHOLDERS' EQUITY (DEFICIENCY):
Common stock, $.001 par value, 412,500,000 shares authorized;
58,340,545 and 37,113,993 shares issued and outstanding,respectively	37,114
Additional paid-in capital	649,351
Accumulated deficit	(1,091,904)

Total stockholders' equity (deficiency)	(405,439)

Total liabilities and stockholders' equity (deficiency)	$245,885

See notes to financial statements.

PURPLE BEVERAGE COMPANY, INC.
(FORMERLY RED CARPET ENTERTAINMENT, INC.)
STATEMENT OF OPERATIONS
For the Period from May 8, 2007 (Inception) to September 30, 2007
(As Restated - See Note 10)

Net sales	$-

Operating expenses:
Compensation expense	8,717
Advertising and marketing	249,058
Professional fees	65,023
Consulting fees	380,676
Other selling, general and administrative	192,066

Total operating expenses	895,540

Loss from operations	(895,540)

Other expense:
Interest expense	(196,364)

Total other expense	(196,364)

Net loss	$(1,091,904)

Net loss per common share - basic and diluted	$(0.03)

Weighted average number of shares outstanding - basic and diluted	36,356,925

See notes to financial statements.

PURPLE BEVERAGE COMPANY, INC.
(FORMERLY RED CARPET ENTERTAINMENT, INC.)
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
For the Period from May 8, 2007 (Inception) to September 30, 2007
(As Restated - See Note 10)

	Common Stock, $.001 Par Value		Additional		Total
	Number of		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficiency

Balance, May 8, 2007 (Inception)	-	$-	$-	$-	$-

Common stock issued to founder	27,839,016	27,839	(19,651)	-	8,188

Common stock issued for services	8,012,477	8,012	(5,655)	-	2,357

Common stock issued for cash	700,000	700	349,300	-	350,000

Common stock issued in connection with notes payable	562,500	563	280,687	-	281,250

Fair value of warrants granted in connection with notes payable	-	-	44,670	-	44,670

Net loss for the period	-	-	-	(1,091,904)	(1,091,904)

Balance, September 30, 2007	37,113,993	$37,114	$649,351	$(1,091,904)	$(405,439)

See notes to financial statements.

PURPLE BEVERAGE COMPANY, INC.
(FORMERLY RED CARPET ENTERTAINMENT, INC.)
STATEMENT OF CASH FLOWS
For the Period from May 8, 2007 (Inception) to September 30, 2007
(As Restated - See Note 10)

Cash flows from operating activities:
Net loss	($1,091,904)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	1,105
Stock based compensation and consulting	10,545
Amortization of debt discount	170,692
Changes in assets and liabilities:
Inventories	(145,941)
Prepaid expense and other current assets	(19,822)
Accounts payable	30,880
Accrued expenses	25,672

Total adjustments	73,131

Net cash used in operating activities	(1,018,773)

Cash flows from investing activities:
Purchase of property and equipment	(11,337)

Net cash flows used in investing activities	(11,337)

Cash flows from financing activities:
Proceeds from notes payable	750,000
Proceeds from sale of common stock	350,000

Net cash flows provided by financing activities	1,100,000

Net increase in cash	69,890

Cash - beginning of period	-

Cash - end of period	$69,890

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$-
Income taxes	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Fair value of common stock and warrants issued in connection
with the issuance of notes payable	$325,920

See notes to financial statements.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 -	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Purple Beverage Company, Inc. (the “Company”), formerly Red Carpet Entertainment, Inc. (“Red”), was incorporated in April 2002 under the laws of the State of Nevada.

On November 12, 2007, the Company obtained, through a vote of its majority stockholder, approval for an 8.25-for-1 stock split of its issued and outstanding common stock. All amounts stated herein have been retroactively adjusted to reflect this split.

On December 12, 2007, the Company, Venture Beverage Company, Inc., a Nevada corporation (“Venture”), and a newly-created, wholly-owned subsidiary of the Company’s, Purple Acquisition Corp., a Nevada corporation (the “Acquisition Subsidiary”), entered into an agreement and plan of merger (the “Merger Agreement”). The transactions contemplated by the Merger Agreement (the “Merger”) closed on December 12, 2007 (the “Closing”).

In December 2007, the Company obtained through a consent of the holders of the majority of outstanding stock the approval to increase the authorized common shares from 50,000,000 to 412,500,000 shares of common stock at $0.001 par value.

Pursuant to the Merger Agreement, Venture merged with and into the Acquisition Subsidiary, with Venture surviving. Immediately thereafter, Venture merged with and into the Company, with the Company surviving. In connection with the latter merger, the Company changed its name to “Purple Beverage Company, Inc.” As a result of the Merger, the former stockholders of Venture held approximately 68% of the Company’s outstanding common shares at Closing. Further, as a result of the Merger, Venture was deemed to be the acquirer for accounting purposes. Accordingly, the results of operations represent the operations of Venture through December 12, 2007. The results of operations subsequent to that date reflect the operations of the Company. The Company has retroactively restated the net loss per share and the stockholders’ deficiency section of the balance sheet to reflect the reverse acquisition.

The following summarize the more significant accounting and reporting policies and practices of the Company:

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, include the stock-based compensation, valuation of debt discounts, and the useful life of property and equipment.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 -	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company places its cash with high credit quality financial institution. Account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. For the period ended September 30, 2007, the Company has not reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Inventories

Inventories are stated at the lower of cost or market utilizing the first-in, first-out method and consist of raw materials related to the Company’s products. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required.

Property and Equipment

Property and equipment are carried at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the period ended September 30, 2007.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 -	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Under the asset and liability method of FASB Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Revenue Recognition

The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product has been shipped, the sales price to the customer is fixed or determinable, and the Company's ability to collect the receivable is reasonably assured. The Company does not ship product without receipt of an official order from the customer. The customer does not have the right to return the product except for matters related to manufacturing defects on the Company's part. The Company regularly review its policies for sales allowances and, if deemed appropriate, the Company adjusts those policies based on available, historical trends; net sales are inclusive of these estimated allowances. The Company primarily sells its product to distributors and recognizes revenue upon shipment to them, as opposed to recognizing revenue upon their resale of the product to the ultimate customers. In limited cases where the Company retains ownership of the product after shipment to the distributor, the Company defers recognition of the revenue until such time as the product is sold to the ultimate customer and all other revenue recognition criteria have been satisfied.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, inventories, accounts payable and accrued expenses, and notes payable approximate their fair market value based on the short-term maturity of these instruments.

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements. For the period from May 8, 2007 (Inception) to September 30, 2007, the Company did not grant any stock options.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 -	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Non-Employee Stock-Based Compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue (“EITF”) 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).

Advertising

Advertising is expensed as incurred. Advertising expenses for the period from May 8, 2007 (Inception) to September 30, 2007 totaled $119,829.

Shipping costs

Shipping costs are included in other selling, general and administrative expenses and totaled $27,779 for the period from May 8, 2007 (Inception) to September 30, 2007.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and notes payable. The Company's investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investment.

The Company performs on-going credit evaluations of its customer, and, generally, does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management’s expectations.

Concentration of suppliers

At September 30, 2007, approximately 100% of the Company’s raw materials were purchased primarily from two vendors. Management believes that similar raw materials would be available from other sources for all raw materials with the exception of one.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 -	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company’s financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company’s financial statements.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 -	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In December 2006, FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements,” was issued. The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” The Company believes that its current accounting is consistent with the FSP.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115”, under which entities will now be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. The Company is currently assessing the impact, if any, the adoption of SFAS 159 will have on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 2 -	GOING CONCERN CONSIDERATIONS

The accompanying financial statements are prepared assuming the Company will continue as a going concern. At September 30, 2007, the Company had an accumulated deficit of $1,091,904, and a working capital deficiency of $415,671. Additionally, for the period from May 8, 2007 (Inception) to September 30, 2007, the Company incurred net losses of $1,091,904, and had negative cash flows from operations in the amount of $1,018,773. The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing. During the period ended September 30, 2007, the Company borrowed $750,000 for working capital purposes and sold common shares for net proceeds of $350,000. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 3 -	INVENTORIES

At September 30, 2007, inventories consisted of raw materials and amounted to $145,941.

NOTE 4 -	PROPERTY AND EQUIPMENT

At September 30, 2007, property and equipment consisted of the following:

	Estimated life

Computer equipment and office equipment	5 years	$11,337

Less: Accumulated depreciation		(1,105)
		$10,232

For the period from May 8, 2007 (Inception) to September 30, 2007, depreciation expense amounted to $1,105.

NOTE 5 -	CONVERTIBLE NOTES PAYABLE

Between May to July 2007, the Company issued unsecured convertible notes payable aggregating to $750,000. In connection with the issuance of these notes payable, the Company issued 562,500 shares of common stock and granted 300,000 warrants to investors exercisable at a price of $2.00 per share for a period of five years. The notes payable bear 12% interest per annum and mature on the earlier of December 29, 2007 or on the date of initial closing of subsequent financing of equity or debt securities with gross proceeds exceeding $2,500,000. However, if the Company does not become a public company by December 29, 2007, the note holder will receive a 100% return of the principal to be paid by June 30, 2008. Upon becoming a public company and for a period of six (6) months thereafter, the Company shall have the right, at its option at any time, or from time to time, to convert some or all of these notes payable with a convertible rate of $1.00 per share or up to 750,000 shares on a pro rata basis of the Company’s common stock, par value $0.001 per share. The Company recognized a total debt discount of $325,920 in connection with the issuance of these 12% notes payable.

Amortization of the debt discount amounted to approximately $170,692 during the period from May 8, 2007 (Inception) to September 30, 2007, and is included in interest expense. Accrued interest on the 12% notes payable amounted to approximately $25,672 as of September 30, 2007.

At September 30, 2007, notes payable consists of the following:

Convertible notes payable	$750,000
Less: unamortized discount on notes payable	(155,228)

Notes payable, net	$594,772

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 6 -	RELATED PARTY TRANSACTIONS

The Company is leasing its office space from a company owned by our chief executive officer for approximately $43,000 during the period from May 8, 2007 (Inception) to September 30, 2007 . And does not owe any amount to such related party at September 30, 2007.

NOTE 7 -	INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carry forward for tax purposes totaling approximately $813,000 at September 30, 2007, expiring through the year 2027. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a certain ownership shifts.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the period ended September 30, 2007:
Period from May 8, 2007 (Inception) to September 30, 2007
Tax benefit computed at “expected” statutory rate	$(354,000)

State income taxes, net of benefit	(41,000)

Other permanent difference	4,000

Increase in valuation allowance	391,000

Net income tax benefit	$-

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 7 -	INCOME TAXES (continued)

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

September 30, 2007

Tax benefit of net operating loss carryforward	$391,000

Valuation Allowance	(391,000)

Net deferred tax asset recorded	$-

After consideration of all the evidence, both positive and negative, management has recorded a valuation allowance at September 30, 2007, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was increased by $391,000.

NOTE 8 -	STOCKHOLDERS’ DEFICIENCY

Common Stock

As a result of the Merger, the Company has retroactively restated the stockholders’ deficiency section of the balance sheet to reflect the reverse acquisition.

In May 2007, the Company issued 27,839,016 restricted shares of common stock to the founder of the Company. The Company valued these common shares at fair value amounting to $8,188.

In May 2007, in connection with agreements, the Company issued in the aggregate of 1,799,990 restricted shares of common to various employees of the Company for services to be provided to the Company. The Company valued these common shares at fair value on the date of issuance. In connection with the issuance of these shares, for the period ended September 30, 2007, the Company recorded stock based compensation expense of $529.

In May 2007, in connection with agreements, the Company issued in the aggregate of 6,212,487 restricted shares of common to various consultants of the Company for business advisory services to be provided to the Company. The term of these agreements ranges from 3 to 36 months. The Company valued these common shares at fair value on the date of issuance. In connection with the issuance of these shares, for the period ended September 30, 2007, the Company recorded stock based consulting expense of $1,828.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 8 -	STOCKHOLDERS’ DEFICIENCY (continued)

On September 7, 2007, the Company completed a private placement to accredited investors and received proceeds of $350,000 from the sale of units consisting in the aggregate of 700,000 shares of its common stock and warrants to purchase 700,000 shares of common stock. The warrants are exercisable at $2.00 per share for a term of five years.

Between May to July 2007, the Company issued unsecured notes payable aggregating to $750,000. In connection with the issuance of these notes payable, the Company issued 562,500 shares of common stock and granted 300,000 warrants to investors exercisable at a price of $2.00 per share. The shares were valued at the then recent contemporaneous offering price of $0.50 per share (see above) resulting in a value of $281,250 and was recognized as debt discount to be amortized over the term of the 12% notes payable.

Common Stock Warrants

Between May to July 2007, the Company granted 300,000 warrants to investors exercisable at a price of $2.00 per share in connection with the issuance of the 12% notes payable. The purchase warrants expire in five years from the date of the warrant. The Company valued these warrants utilizing the Black-Scholes options pricing model with the following assumptions: stock price of $0.50 per share, volatility of 68% (estimated using volatilities of similar companies), expected term of five years, and a risk free interest rate from 4.6% to 4.95% with a resulting value of approximately $0.51 or $44,700. The fair values of such warrants were recorded as debt discount to be amortized over the term of the 12% notes payable.

On September 7, 2007, in connection with a private placement, the Company granted 700,000 purchase warrants to investors. The warrants are exercisable at $2.00 per common share and expire in five years.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 8 -	STOCKHOLDERS’ DEFICIENCY (CONTINUED)

Common Stock Warrants (continued)

A summary of the status of the Company's outstanding stock warrants as of September 30, 2007 and changes during the period then ended is as follows:

	Period Ended September 30, 2007
	Number of Warrants	Weighted Average Exercise Price
Balance at inception	-	$-
Granted	1,000,000	2.00
Exercised	-	-
Forfeited	-	-
Balance at end of period	1,000,000	$2.00

Warrants exercisable at end of period	1,000,000	$2.00
Weighted average fair value of warrants granted during the period		$0.51

The following table summarizes information about stock warrants outstanding at September 30, 2007:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at September 30, 2007	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at September 30, 2007	Weighted Average Exercise Price
$2.00	1,000,000	4.88 Years	$2.00	1,000,000	$2.00

	1,000,000		$2.00	1,000,000	$2.00

NOTE 9 -	SUBSEQUENT EVENTS

In October 2007, the Company completed a private placement to accredited investors and received proceeds of $630,000 from the sale of units consisting in the aggregate of 1,260,000 shares of its common stock and warrants to purchase 1,260,000 shares of common stock. The Company’s founder contributed 1,260,000 shares owned by him to the Company in connection with this private placement. The warrants are exercisable at $2.00 per share for a term of five years.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 9 -	SUBSEQUENT EVENTS (continued)

In November 2007, the Company agreed to issue 550,712 shares of common stock for advertising and promotional services in connection with a three year agreement. The Company’s founder contributed 183,565 shares owned by him to the Company in connection with this agreement. The Company valued these common shares at the fair market value on the date of grant at $0.50 per share or $275,356 based on the recent selling price of the Company’s common stock which has been recognize as advertising expense.

In December 2007, the Company amended the terms and provisions in connection with convertible notes payable of two debt holders. Under the terms of the amended convertible note agreement, the principal and accrued interest thereon will mature on March 31, 2008, and, in connection with such extension of terms, the Company issued an aggregate of 100,000 shares to such debt holders. The Company valued these common shares at the fair market value on the date of grant at $0.50 per share or approximately $50,000 based on the recent selling price of the Company’s common stock which has been recognize as interest expense.

NOTE 10 -	RESTATEMENT

For the periods ending September 30, 2007 and March 31, 2008, the Company revised its accounting treatment relating to the recognition of revenue from a certain distributor. The Company initially recorded a sale and related accounts receivable from such distributor. Subsequently, the Company determined that such revenue should have not been recorded in accordance with its revenue recognition criteria. Accordingly, the Company has adjusted its financial statements as follows:

1. Balance Sheet:

a) Accounts receivable decreased by $78,866 to $0 and total assets decreased by $78,866.

b) Stockholders’ deficiency and accumulated deficit increased $78,866 which reflects the changes made to the balance sheet and statement of operations.

2. Statement of Operations:

a) For the period ending September 30, 2007, net sale decreased by $111,343 and cost of sales decreased by $96,689 which reflects a decrease in gross profit of $14,654 due to the reversal of the sale to such distributor.

b) For the period ending September 30, 2007, total operating expenses increased by $64,212 which reflects an increase in marketing expenses of $64,212.

PART I – FINANCIAL INFORMATION

Item 1 – Financial Statements

PURPLE BEVERAGE COMPANY, INC.
BALANCE SHEET

June 30, 2008
Unaudited
ASSETS
CURRENT ASSETS:
Cash	$8,709
Accounts receivable, net	881,726
Inventories	1,090,548
Prepaid expenses and other current assets	370,470

Total current assets	2,351,453

PROPERTY AND EQUIPMENT, net	124,795

OTHER ASSETS	26,848

Total assets	$2,503,096

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:

Notes payable	593,000
Accounts payable	1,367,190
Accrued expenses	675,832
Deferred revenue	576,000

Total liabilities	3,212,022

STOCKHOLDERS' DEFICIENCY:
Common stock, $.001 par value, 412,500,000 shares authorized; 60,661,405 shares issued and outstanding	60,662
Additional paid-in capital	23,903,980
Accumulated deficit	(24,673,568)

Total stockholders' deficiency	(708,926)

Total liabilities and stockholders' deficiency	$2,503,096

See notes to unaudited financial statements.

PURPLE BEVERAGE COMPANY, INC.
STATEMENT OF OPERATIONS

	For the three months ended	For the nine months ended
	June 30, 2008	June 30, 2008
	(Unaudited)	(Unaudited)

Net sales	$365,494	$544,869

Cost of sales	354,099	536,289

Gross profit	11,395	8,580

Operating expenses:
Compensation expense and related taxes	2,843,723	7,223,366
Advertising and marketing	1,176,077	8,766,355
Professional and consulting	3,801,663	4,796,015
Other selling, general and administrative	642,759	1,335,574

Total operating expenses	8,464,222	22,121,310

Loss from operations	(8,452,827)	(22,112,730)

Other expense:
Interest income	1,149	4,052
Interest expense	(1,060,450)	(1,472,987)

Total other expense	(1,059,301)	(1,468,935)

Net loss	$(9,512,128)	$(23,581,665)

Net loss per common share - basic and diluted	$(0.16)	$(0.45)

Weighted average number of shares outstanding - basic and diluted	59,873,164	52,204,756

See notes to unaudited financial statements.

PURPLE BEVERAGE COMPANY, INC.
STATEMENT OF CASH FLOWS

For the nine months ended
June 30, 2008
(Unaudited)

Cash flows from operating activities:
Net loss	$(23,581,665)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	10,299
Common stock issued for services	4,422,976
Common stock issued for interest in connection with notes payable	1,053,968
Warrants issued for interest in connection with notes payable	201,550
Fair value of options issued for services	10,097,037
Amortization of debt discount charged to interest expense	155,228
Changes in assets and liabilities:
Accounts receivable	(881,726)
Inventories	(944,607)
Prepaid expense and other current assets	(377,497)
Accounts payable	1,342,842
Accrued expenses	650,161
Deferred revenue	576,000

Total adjustments	16,306,231

Net cash used in operating activities	(7,275,434)

Cash flows from investing activities:
Purchase of property and equipment	(124,862)

Net cash used in investing activities	(124,862)

Cash flows from financing activities:
Proceeds from notes payable	1,593,000
Principal payment on notes payable	(1,000,000)
Payment in connection with the stock purchase agreement	(60,000)
Net proceeds from exercise of warrants	1,167,600
Net proceeds from sale of common stock	5,638,515

Net cash provided by financing activities	7,339,115

Net decrease in cash	(61,181)

Cash - beginning of period	69,890

Cash - end of period	$8,709

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$740
Income taxes	$-

See notes to unaudited financial statements.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Purple Beverage Company, Inc. (the “Company”), formerly Red Carpet Entertainment, Inc. (“Red”), was incorporated in April 2002 under the laws of the State of Nevada.

On November 12, 2007, the Company obtained, through a vote of its majority stockholder, approval for an 8.25-for-1 stock split of its issued and outstanding common stock. All amounts stated herein have been retroactively adjusted to reflect this split.

On December 12, 2007, the Company, Venture Beverage Company, Inc., a Nevada corporation (“Venture”), and a newly-created, wholly-owned subsidiary of the Company’s, Purple Acquisition Corp., a Nevada corporation (the “Acquisition Subsidiary”), entered into an agreement and plan of merger (the “Merger Agreement”). The transactions contemplated by the Merger Agreement (the “Merger”) closed on December 12, 2007 (the “Closing”).

In December 2007, the Company obtained through a consent of the holders of the majority of outstanding stock the approval to increase the authorized common shares from 50,000,000 to 412,500,000 shares of common stock at $0.001 par value.

Pursuant to the Merger Agreement, Venture merged with and into the Acquisition Subsidiary, with Venture surviving. Immediately thereafter, Venture merged with and into the Company, with the Company surviving. In connection with the latter merger, the Company changed its name to “Purple Beverage Company, Inc.” As a result of the Merger, the former stockholders of Venture held approximately 68% of the Company’s outstanding common shares at Closing. Further, as a result of the Merger, Venture was deemed to be the acquirer for accounting purposes. Accordingly, the results of operations represent the operations of Venture through December 12, 2007. The results of operations subsequent to that date reflect the operations of the Company. The Company has retroactively restated the net loss per share and the stockholders’ equity section of the balance sheet to reflect the reverse acquisition.

The Company is engaged in the development, marketing, and distribution of a unique line of beverage brands and products.

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the financial statements for the period ended September 30, 2007 and notes thereto contained in the Registration Statement on Form S-1/A of the Company, as filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2008. Note that the results of operations for the three and nine months ended June 30, 2008, are not necessarily indicative of the results for the full fiscal year ending September 30, 2008.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following summarize the more significant accounting and reporting policies and practices of the Company:

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, stock-based compensation, valuation of debt discounts, and the useful life of property and equipment.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

The Company places its cash with a high credit quality financial institution. Accounts at this institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. As of the period ending June 30, 2008, the Company’s bank balance does not exceed the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are written off after all means of collection have been exhausted and the potential for recovery is considered remote. As of June 30, 2008 the allowance is $39,987.

Accounts receivable	$921,713
Allowance for doubtful accounts	(39,987)
Total	$881,726

Inventories

Inventories are stated at the lower of cost or market utilizing the first-in, first-out method and consist of raw materials and other direct costs related to the Company’s products. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required. As of June 30, 2008, the Company estimates an inventory reserve is not necessary.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are carried at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Impairment of Long-Lived Assets

In accordance with the Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the nine months ended June 30, 2008.

Fair Value of Financial Instruments

The carrying amounts reported on the balance sheet for cash, accounts receivable, inventories, accounts payable, accrued expenses, and notes payable approximate their fair market value based on the short-term maturity of these instruments.

Income Taxes

Under the asset and liability method of FASB Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the Company’s opinion it is likely that some portion or the entire deferred tax asset will not be realized. After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance due to the uncertainty of realizing the deferred tax assets. Utilization of the Company’s net operating loss carry-forwards are limited based on changes in ownership as defined in Internal Revenue Code Section 382. Due to ongoing losses and the establishment of a valuation allowance to offset deferred tax assets, the Company did not record a tax provision for the period ended June 30, 2008.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements. During the three and six months ended June 30, 2008, the Company granted stock options to employees and third parties.

Non-Employee Stock-Based Compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue (“EITF”) 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).

Revenue Recognition

The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product has been shipped, the sales price to the customer is fixed or determinable, and our ability to collect the receivable is reasonably assured. The Company does not ship product without receipt of an official order from the customer. The customer does not have the right to return the product except for matters related to manufacturing defects on our part. The Company regularly reviews our policies for sales allowances and, if deemed appropriate, the Company adjusts those policies based on available, historical trends; net sales are inclusive of these estimated allowances. The Company primarily sells its product to distributors and recognizes revenue upon shipment to them, as opposed to recognizing revenue upon the resale of the product to the ultimate end-customers. In limited cases where the Company retains ownership of the product after shipment to the distributor, the Company defers recognition of the revenue until such time ownership is transferred to the customer and all other revenue recognition criteria have been satisfied.

Advertising

Advertising is expensed as incurred. Advertising expenses for the three- and nine-month periods ended June 30, 2008, totaled $898,327 and $1,857,803, respectively.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings Per Share

Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period. Dilutive common share equivalents consist of shares issuable upon the exercise of stock options and warrants. The outstanding warrants, options and shares equivalent issuable pursuant to embedded conversion features at June 30, 2008, are excluded from the loss per share computation for that period due to their anti-dilutive effect. The Company’s common stock equivalents at June 30, 2008, include the following:

Options	19,970,112
Warrants	8,304,500
28,274,612

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. The Company’s investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investment. The Company performs on-going credit evaluations of its customer and, generally, does not require collateral. The Company maintains reserves for potential credit losses, and such losses have been within management’s expectations.

Concentration of suppliers

At June 30, 2008, approximately 100% of the Company’s raw materials were purchased primarily from three vendors. Management believes as the Company matures it will be in a position to utilize other vendors to source its raw materials.

Concentration of sales and accounts receivable

For the nine months ended June 30, 2008, two customers accounted for 17 and 15 percent of revenues, respectively. For the three months ended June 30, 2008 three customers accounted for 19, 16 and 15 percent of revenues, respectively.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109.” This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, “Accounting for Income Taxes.” FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefits of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this interpretation did not have an impact on the Company’s financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company’s financial statements issued in 2008; however, earlier application is encouraged. The adoption of this interpretation did not have an impact on the Company’s financial position, results of operations, or cash flows.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosures using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company’s financial statements.

In December 2006, FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements,” was issued. This Staff Position specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” The Company believes that its current accounting is consistent with this Staff Position.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115,” under which entities will now be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. The adoption of this interpretation did not have an impact on the Company’s financial position, results of operations, or cash flows.

In May 2007, the FASB issued FASB Staff Position No. FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48 . ” This Staff Position provides guidance about how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. Under this Staff Position, a tax position could be effectively settled on completion of examination by a taxing authority if the entity does not intend to appeal or litigate the result and it is remote that the taxing authority would examine or re-examine the tax position. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations,” which replaces SFAS No. 141, “Business Combinations,” which, among other things, establishes principles and requirements for how an acquirer entity recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed (including intangibles), and any noncontrolling interests in the acquired entity. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating what impact, if any, the adoption of SFAS No. 141(R) will have on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “ Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.” SFAS No. 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also amends certain of ARB 51’s consolidation procedures for consistency with the requirements of SFAS No. 141(R). SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating what impact the adoption of SFAS No. 160 will have on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 2 – GOING CONCERN CONSIDERATIONS

The accompanying financial statements are prepared assuming the Company will continue as a going concern. At June 30, 2008, the Company had an accumulated deficit of $24,673,568 and negative working capital of $860,569. Additionally, for the nine months ended June 30, 2008, the Company incurred net losses of 23,581,665 and had negative cash flows from operations in the amount of $7,275,434. The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing. During the fiscal year ended September 30, 2007, the Company borrowed $750,000 for working capital purposes and sold common shares for net proceeds of $350,000. The $750,000 of notes payables were converted into common stock during the period ended June 30, 2008. During the nine months ended June 30, 2008, the Company sold common shares for net proceeds of $3,375,550 and $2,262,965, and received net proceeds of $1,167,500 from the exercise of warrants; additionally, the Company issued notes payable of $1,000,000, $250,000, $250,000 and $93,000 during the period. Management is continuing attempts to raise additional capital via equity, debt and/or hybrid means. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect.

NOTE 3 - INVENTORIES

At June 30, 2008, inventories consisted of the following:

Raw materials	$243,393
Finished goods	375,155
Finished goods – inventory held by distributor	472,000
Total	$1,090,548

The Company billed and shipped product to a certain customer during June 2008. In consideration of the Company’s revenue recognition policy; however, revenue was deferred due to non-assurance of the ability to collect payment. As the risk of return due to non payment is high the cost of inventory shipped to the customer is represented in finished goods - inventory held by distributor and will be recognized proportionately at such time when payment for product is received or the related revenue meets all recognition criteria.

NOTE 4 - PROPERTY AND  EQUIPMENT

At June 30, 2008, property and equipment consisted of the following:

	Estimated life	Amount
Computer equipment, office equipment, and furniture and fixtures	3-7 years	$136,199
Less: Accumulated depreciation		(11,404)
		$124,795

For the three and nine months ended June 30, 2008, depreciation expense amounted to $6,169 and, 10,299 respectively.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 5 – NOTES PAYABLE

Between May and July 2007, the Company issued unsecured term notes payable aggregating $750,000. The term notes bear 12% interest per annum and were to mature on the earlier of December 29, 2007, or on the date of initial closing of subsequent financing of equity or debt securities with gross proceeds exceeding $2,500,000. The Company recognized a total debt discount of $325,920 in connection with the issuance of these 12% term notes. The remaining discount as of period ending September 30, 2007 was $155,228 and has since been fully amortized and expensed as of the nine months ended June 30, 2008 as an interest expense. In connection with the issuance of said notes, the Company issued 562,000 shares of common stock and granted 300,000 warrants to three investors exercisable at a price of $2.00 per share for a period of five years.

In December 2007, the Company amended and restated the terms and provisions of all three term notes. Under the terms of two of the amended and restated convertible term notes, the principal and accrued interest thereon was to mature on March 31, 2008, and prior to the maturity date, the payees under said notes have the right, in aggregate, at any time, or from time to time, to convert some or all of the notes payable into the Company’s common stock with a convertible rate of $1.00 per share or up to 500,000 (prior to the conversion of accrued interest) shares on a pro rata basis of the Company’s common stock, par value $0.001 per share; and in connection with such amendment of terms, the Company issued an aggregate of 100,000 shares of its common stock to such two debt holders. The Company valued these common shares at the fair market value on the date of grant, or $0.50 per share or approximately $50,000 based on the recent selling price of the Company’s common stock. Such amount has been recognized as interest expense. Under the terms of the other amended and restated convertible term note, the principal and accrued interest thereon was to mature on the earlier of December 29, 2007, or on the date of initial closing of subsequent financing of equity or debt securities with gross proceeds exceeding $2,500,000; and from and after the closing of the Merger (as defined in such amended and restated convertible term note), for a period of six months thereafter, the Company has the right, in aggregate, at any time, or from time to time, to convert some or all of the note payable into the Company’s common stock with a convertible rate of $1.00 per share or up to 250,000 shares on a pro rata basis of the Company’s common stock, par value $0.001 per share. Additionally, the third debt holder waived any default that could have occurred upon the maturity date in December 2007 through March 31, 2008.

On May 12, 2008, the debt (including accrued and unpaid interest) of each of the three debt holders was converted into the Company’s common stock at a ratio of one share of common stock for each $1.25 owed to each debt holder, resulting in an aggregate issuance of 664,504 shares of the Company’s common stock to the three debt holders.

In March 2008, the Company issued an unsecured note payable of $1,000,000. The note payable bears 5% interest per annum and matures on the earlier of April 25, 2008, or within 5 days of closing of subsequent financing of equity or debt securities with gross proceeds exceeding $1,000,000. In April 2008, the Company repaid the principal amount due under this promissory note amounting to $1,000,000.

In June 2008, the Company issued two unsecured notes payable in the amount of $250,000 each to a certain note holder. The notes payable bear 18% interest per annum and mature on August 06, 2008 and August 24, 2008, respectively. Additionally, each note includes 50,000 shares, 50,000 warrants to purchase shares at $2.00 and 50,000 warrants to purchase shares at $3.50.

On June 26, 2008, the Company issued an unsecured note payable in the amount of $93,000 to a certain note holder. The note bears interest of 2.08% for an unspecified term. The note was repaid in July of 2008.

Accrued interest on the three notes still outstanding totals $6,513 as of June 30, 2008.

NOTE 6 – DEFERRED REVENUE

The Company invoiced a certain customer $576,000 for product shipped during the quarter; however, the Company will defer the revenue until collection is made or such time when the Company can assure the revenue recognition policy is fully adhered to. Although persuasive evidence of an arrangement existed, product had been shipped and the sales price was determined; the Company could not reasonably assure collection due to the limited operating history of the Company, limited history of the business relationship with the customer, and significant size of the transaction in relation to others in the Company’s brief history. Due to the non-assurance of collection, the Company recorded such amount as deferred revenue.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company leased its office space from a company owned by the Company’s CEO for approximately $28,000 during the nine months ended June 30, 2008, and does not owe any amount to such related party at June 30, 2008. In January 2008, the Company entered into a 50-month sublease with a third party.

The Chief Financial Officer is the note holder for the $93,000 note bearing interest at 2.08% annually.

NOTE 8 - STOCKHOLDERS’ EQUITY

Common Stock

At the effective time of the Merger, the stockholders of Venture exchanged their securities for 35,851,548 shares of the Company’s restricted common stock, representing approximately 68% of the common stock of the Company at that time. The Company had 10,993,125 outstanding shares of common stock immediately preceding the merger. Additionally, upon the closing of the Merger, two former stockholders of Red sold their interest in Red in exchange for $60,000 in cash and all the historical operating assets of Red pursuant to a stock purchase agreement entered into December 12, 2007.

In October 2007, the Company completed a private placement to accredited investors and received proceeds of $630,000 from the sale of units consisting in the aggregate of 1,260,000 shares of its common stock and warrants to purchase 1,260,000 shares of common stock. The Company’s founder contributed 1,260,000 shares owned by him to the Company in connection with this private placement. The warrants are exercisable at $2.00 per share for a term of five years.

In November 2007, the Company issued 550,712 shares of common stock for advertising and promotional services in connection with a three-year agreement. The Company’s founder contributed 183,565 shares owned by him to the Company in connection with this agreement. The Company valued these common shares at the fair market value on the date of grant at $.50 per share or $275,356 based on the recent selling price of the Company’s common stock, which has been recognized as advertising expense.

In December 2007, the Company agreed to issue 100,000 shares of common stock for advertising and promotional services in connection with a one year agreement. The Company valued these common shares at the fair market value on the date of grant at $.50 per share or $50,000 based on the recent selling price of the Company’s common stock, which has been recognized as advertising expense.

In December 2007, the Company completed a private placement to accredited investors and received net proceeds of $2,745,550 from the sale of units consisting in the aggregate of 6,030,000 shares of its common stock and warrants to purchase 6,030,000 shares of common stock. The warrants are exercisable at $2.00 per share for a term of five years. Additionally, in connection with these private placements, the Company paid commissions to its placement agents of approximately $225,200 in cash, issued 281,500 shares of common stock, and granted 281,500 warrants exercisable at $2.00 per share for a term of five years, which have been allocated against paid-in-capital.

In December 2007, the Company amended the terms and provisions in connection with notes payable of two debt holders. Under the terms of the amended note agreements, the principal and accrued interest thereon will mature on March 31, 2008, and, in connection with such extension of terms, the Company issued an aggregate of 100,000 shares to such debt holders. The Company valued these common shares at the fair market value on the date of grant at $.50 per share or approximately $50,000 based on the recent selling price of the Company’s common stock, which has been recognized as interest expense. Further, as part of the amendments, the note became convertible at the option of the holders at a rate of $1.00 per share.

In December 2007, the Company obtained the approval of a majority of its stockholders to increase the authorized common shares from 50,000,000 to 412,500,000 shares of common stock at $0.001 par value.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 8 - STOCKHOLDERS’ EQUITY (continued)

Common Stock (continued)

In January 2008, the Company issued 150,000 shares of common stock for advertising and promotional services in connection with a three year endorsement agreement. The Company valued these common shares at the fair market value on the date of grant at $1.55 per share or $232,500,   which has been recognized as advertising expense.

In January 2008, the Company issued 125,000 shares of common stock for advertising and promotional services in connection with a one-month endorsement agreement. Additionally, under this agreement, the Company shall pay $10,000. The Company valued these common shares at the fair market value on the date of grant at $1.55 per share or $193,750,   which has been recognized as advertising expense.

In February 2008, the Company issued 100,000 shares of common stock in connection with a convertible notes payable. The Company valued these common shares at the fair market value on the date of grant at $1.56 per share or $156,000 , which has been recognized as interest expense.

In March 2008, the Company issued 160,000 shares of common stock for advertising and promotional services in connection with a one-month endorsement agreement. Additionally, under this agreement, the Company shall pay $25,000. The Company valued these common shares at the fair market value on the date of grant at $2.87 per share or $459,200,  which has been recognized as advertising expense.

In March 2008, the Company completed a private placement to eight accredited investors for a total subscription receivable of $2,264,601 from the sale of an aggregate of 1,635,785 shares of its common stock. Additionally, in connection with this private placement, the Company paid commission to its placement agents through issuance of 250,000 shares of common stock, which have been allocated against paid-in-capital. In April 2008, the Company collected the subscription receivable amounting to $2,264,601 in connection with this private placement.

In March 2008, in connection with the exercise of stock warrants, the Company issued 934,000 shares of common stock for proceeds of $1,167,500. The Company offered a temporary reduction in the exercise price of certain of the warrants that it had granted as part of its December 2007 private placement. The per-share exercise price of the warrants was reduced from $2.00 to $1.25 from March 11, 2008, to April 2, 2008. As of the expiration date of the temporary reduction-in-exercise-price-period, the exercise price of the unexercised warrants reverted to their original $2.00 per share exercise price. In connection with the temporary reduction, the exercising warrant holders were granted an aggregate of 467,000 common stock purchase warrants on the basis of one new warrant for each two original warrants exercised. The terms of the new five-year warrants are substantially similar to the terms of the exercised warrants except that the per-share exercise price of the new warrants is $3.50.

In April 2008, in connection with a note payable the Company issued 400,000 shares to a certain note holder. The Company valued these common shares at the fair market value on the date of grant at $1.56 or $624,000, which has been recognized as interest expense.

In April 2008, the Company issued 100,834 shares of common stock for advertising and promotional services in connection with an endorsement agreement. The Company valued these common shares at the fair market value on the date of grant at $2.89 per share or $291,411, which has been recognized as advertising expense.

In April 2008, the Company issued 309,166 shares of common stock for consulting and advisory services. The Company valued these common shares at the fair market value on the date of grant at $2.89 per share or $893,490, which has been recognized as a consulting expense.

In May 2008, in connection with the conversion of $750,000 in convertible notes payable into common stock, the Company issued 664,504 shares to the note holders. Principal and accrued interest of $829,965 convertible into shares at the price of $1.25 per share was converted from debt to equity and credited to paid-in capital.

In May 2008, the Company issued 596,296 shares of common stock for consulting and advisory services. The Company valued these common shares at the fair market value on the date of grant at $2.72 per share or $1,621,925, which has been recognized as a consulting expense.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 8 - STOCKHOLDERS’ EQUITY (continued)

Common Stock (continued)

In May 2008, the Company issued 150,000 shares of common stock for consulting and advisory services. The Company valued these common shares at the fair market value on the date of grant at $2.71 per share or $406,500, which has been recognized as a consulting expense.

In June 2008, in connection with a notes payable the Company issued 50,000 shares to a certain note holder. The Company valued these common shares at the fair market value on the date of grant at $2.48 or $124,000, which has been recognized as interest expense.

In June 2008, in connection with a notes payable the Company issued 50,000 shares to a certain note holder. The Company valued these common shares at the fair market value or minimum value as defined by the note payable on the date of grant at $2.00 or $100,000, which has been recognized as interest expense.

In connection with the exercise of the warrants, the Company agreed to register for re-sale the exercised shares and 30% of the other shares of common stock issued to the exercising warrant holders in connection with the December 2007 private placement. The Company also agreed to register for re-sale of the 1,635,786 shares of common stock that the Company sold and issued in the private offering in March 2008.

Pursuant to a Registration Rights Agreement between the Company and the exercising warrant holders, and a separate, substantially similar Registration Rights Agreement between the Company and the eight issuees in the private offering, the Company agreed to file a re-sale registration statement with the Securities and Exchange Commission on or before May 2, 2008, and to use its best efforts to cause the registration statement to be declared effective on or before June 30, 2008. The Company filed such registration statement on May 2, 2008.

The Company agreed to pay to the exercising warrant holders and to the eight issuees in the private offering certain liquidated damages as follows: (a) if the registration statement is not filed timely, then, for each 30-day period of delinquency and pro rata for any portion thereof until the registration statement has been filed, the Company will pay to each exercising warrant holder and to each private offering issuee an amount equal to 1.5% of the exercise price paid by each exercising warrant holder and purchase price paid by such issuee, as relevant, and (b) if the required registration statement is not declared effective by the Securities and Exchange Commission on a timely basis, then, for each 30-day period of delinquency and pro rata for any portion thereof until the registration statement has been declared effective, the Company will pay to each exercising warrant holder and to each private offering issuee an amount equal to 1.5% of the aggregate exercise price paid by each exercising warrant holder and purchase price paid by such issuee, as relevant. Such payments shall be made to each such qualifying holder in cash. However, the Company need only make one such series of liquidated damages payments for any period in which the Company is liable both for a failure to file the registration statement timely and for a failure for it to have been declared effective timely. If the registration statement has been declared effective timely, even if it had not been filed timely, any liquidated damages otherwise due shall be automatically waived.

Common Stock Warrants

In October 2007, in connection with a private placement, the Company granted 1,260,000 purchase warrants to investors. The warrants are exercisable at $2.00 per common share and expire in five years.

In December 2007, in connection with a private placement, the Company granted 6,030,000 purchase warrants to investors. The warrants are exercisable at $2.00 per common share and expire in five years. In connection with these private placements, the Company paid commissions and granted 281,500 warrants to its placement agents. The warrants are exercisable at $2.00 per share for a term of five years, which have been allocated against paid-in-capital.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 8 - STOCKHOLDERS’ EQUITY (continued)

Common Stock Warrants (continued)

In March 2008, the Company offered a temporary reduction in the exercise price of certain of the warrants that it had granted as part of its December 2007 private placement. The per-share exercise price of the warrants was reduced from $2.00 to $1.25 from March 11, 2008, to April 2, 2008. A total of 934,000 warrants were exercised, resulting in $1,167,500 of proceeds. As of the expiration date of the temporary reduction-in-exercise-price-period, the exercise price of the unexercised warrants reverted to their original $2.00 per share exercise price. In connection with the temporary reduction, the exercising warrant holders were granted an aggregate of 467,000 common stock purchase warrants on the basis of one new warrant for each two original warrants exercised. The terms of the new five-year warrants are substantially similar to the terms of the exercised warrants except that the per-share exercise price of the new warrants is $3.50.

In June 2008, in connection with two notes payable, the Company issued 200,000 warrants to a certain debt holder. The terms include aggregate warrants to purchase 100,000 shares of common stock at $2.00 and 100,000 shares at $3.50 and all expire in two years.

A summary of the status of the Company’s outstanding stock warrants as of June 30, 2008, and changes during the period then-ended is as follows:

	June 30, 2008
	Number of Warrants	Weighted Average Exercise Price
Balance at beginning period	1,000,000	$2.00
Granted	8,238,500	2.02
Exercised	(934,000)	1.25
Forfeited	-	-
Balance at end of period	8,304,500	$2.10

Warrants exercisable at end of period	8,304,500	$2.10
Weighted average fair value of warrants granted during the period		$2.02

The following table summarizes information about stock warrants outstanding at June 30, 2008:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at June 30, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at June 30, 2008	Weighted Average Exercise Price
$2.00	7,737,500	4.35 Years	$2.00	7,737,500	$2.00

3.50	567,000	4.26 Years	3.50	567,000	3.50

	8,304,500		$2.10	8,304,500	$2.10

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 8 - STOCKHOLDERS’ EQUITY (continued)

Stock Options

In December 2007, the Company adopted the 2007 Incentive Plan under which stock awards or options to acquire shares of the Company's common stock may be granted to employees and non-employees of the Company. The Company has authorized 10,000,000 shares of the Company's common stock for grant under the 2007 Plan. The 2007 Plan is administered by the Board of Directors and permits the issuance of options for the purchase of up to the number of available shares outstanding. Options granted under the 2007 Plan vest in accordance with the terms established by the Company's stock option committee and the 2007 Plan shall terminate ten years from its adoption. To date, there remain 180,000 shares underlying options to grant pursuant to the 2007 Plan.

In January 2008, the Company granted 1,500,000 stock options for advertising and promotional services in connection with a three-year endorsement agreement. The options are exercisable at $1.55 per share for a term of six months. The Company valued the stock options utilizing the Black-Scholes options pricing model at $ 0.63 per share or $945,000, which has been recognized as advertising expense.

In January 2008, the Company granted 500,000 stock options for advertising and promotional services in connection with a one-month endorsement agreement. The options are exercisable at $1.55 per share for a term of six months. The Company valued the stock options utilizing the Black-Scholes options pricing model at $ 0.63 per share or $315,000,   which has been recognized as advertising expense.

In March 2008, the Company granted 1,414,286 stock options for advertising and promotional services in connection with a three-year endorsement agreement. The options are exercisable at $0.01 per share for a term of three years. The Company valued the stock options utilizing the Black-Scholes options pricing model at $ 2.86 per share or $4,044,858, which has been recognized as advertising expense.

In March 2008, the Company granted 100,000 stock options for professional services in connection with a five-year agreement. The options are exercisable at $1.12 per share for a term of five years. The Company valued the stock options utilizing the Black-Scholes options pricing model at $ 2.04 per share. For the nine months ended June 30, 2008, total stock-based compensation charged to professional and consulting expense for option-based arrangements amounted to $54,400. At June 30, 2008, there was approximately $149,600 of total unrecognized compensation expense related to this non-vested option-based compensation arrangement. This cost is expected to be recognized over the remaining vesting period.

During the nine months ended June 30, 2008, the Company granted an aggregate of 9,990,000 five year stock options to purchase common stock to the Chief Executive Officer and certain employees and non-employees of the Company at exercise prices of $0.50 per share, of which 1,185,000 has been forfeited due to terminations. For the nine months ended June 30, 2008, total net stock-based compensation charged to operations for option-based arrangements amounted to $1,917,407. At June 30, 2008, there was approximately $845,234 of total unrecognized compensation expense related to non-vested option-based compensation arrangements under the 2007 Plan. These costs are expected to be recognized over the remaining vesting periods of each option grant.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 8 - STOCKHOLDERS’ EQUITY (continued)

Stock Options (continued)

During the nine months ended June 30, 2008, the Company granted an aggregate of 7,860,826 options, of which 120,000 has been forfeited due to terminations, with terms ranging from five to ten year stock options to purchase common stock to the Chief Financial Officer and certain employees of the Company at exercise prices ranging from $0.80 to $3.10 per share. For the nine months ended June 30, 2008, total stock-based compensation charged to operations for option-based arrangements amounted to $2,820,372. At June 30, 2008, there was approximately $13,086,911 of total unrecognized compensation expense related to non-vested option-based compensation. These costs are expected to be recognized over the remaining vesting periods of each option grant.

A summary of the status of the Company’s outstanding stock options as of June 30, 2008, and changes during the period then ended is as follows:

	June 30, 2008
	Number of Options	Weighted Average Exercise Price
Balance at beginning of period	-	$-
Granted	21,275,112	1.18
Exercised	-	-
Forfeited	(1,305,000)	.72
Balance at end of period	19,970,112	$1.14

Options exercisable at end of period	9,393,895	$.71
Weighted average fair value of options granted during the period		$1.17

The following table summarizes information about stock options outstanding at June 30, 2008:

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at June 30, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at June 30, 2008	Weighted Average Exercise Price
$0.01	1,414,286	2.75 Years	$0.01	1,414,286	$0.01
0.50	8,715,000	4.45 Years	0.50	5,405,000	0.50
0.80	1,600,000	9.73 Years	0.80	-	-
1.12 -1.94	4,309,826	4.48 Years	1.53	2,574,609	1.54
2.17-2.94	3,260,000	6.53 Years	2.57	-	-
3.10	671,000	4.81 Years	3.10		-
	19,970,112		$1.14	9,393,895	$.71

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE 8 - STOCKHOLDERS’ EQUITY (continued)

Stock Options (continued)

The fair value of stock options granted was estimated at the date of grant using the Black-Scholes options pricing model. The Company used the following assumptions for determining the fair value of options granted under the Black-Scholes option pricing model:

Period Ending June 30, 2008
Expected volatility	75% - 91%
Expected term	0.50 -10 Years
Risk-free interest rate	1.93%-3.73%
Expected dividend yield	0%

NOTE 9 - SUBSEQUENT EVENTS

In July 2008, the Company issued three short-term notes payable to Ted Farnsworth, Chief Executive Officer of the Company, totaling $250,000 and, bearing annual interest of 2.42%, with unspecified maturity periods. The notes were for $100,000, $100,000 and $50,000, respectively - one of the $100,000 notes was repaid in July 2008.

In July 2008, the Company issued a note payable in the amount of $1,000,000 to a certain note holder. The note bears interest of 11% per annum and matures on October 16, 2008. Additionally, the note includes 200,000 shares of common stock and warrants to purchase 200,000 shares of common stock at $2.00 per share.

In July 2008, the Company amended an option agreement related to a certain endorsement agreement set to expire July 2008. The amendment adjusted the agreement granting the holder 1,500,000 options to purchase common stock at $1.00 through January 2011.

In August 2008, the Company issued a note payable in the amount of $250,000 to a certain note holder. The note bears interest of 8% per annum and matures on September 10, 2008.

From July 1, 2008 to August 14th 2008 the Company has granted 187,000 additional options to certain employees and non-employees. All options are for five years, all vest annually over a three year period and all strike prices are determined based on the trailing ten day weighted average of the Company’s stock.

33,733,722 Shares

PURPLE BEVERAGE COMPANY, INC.

Common Stock
______________________

PROSPECTUS
______________________

        , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$142.52
Accounting Fees and Expenses	25,000.00
Legal Fees and Expenses	150,000.00
Printing Expenses	10,000.00
Miscellaneous Fees and Expenses	8,623.00
Total	$193,765.52

Item 14.	Indemnification of Directors and Officers.

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or in the right of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or in the right of the corporation by reason of his or her official position with the corporation, provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Our bylaws provide that we will indemnify our directors and officers to the maximum extent permitted by Nevada law. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions.

Item 15.	Recent Sales of Unregistered Securities.

On December 12, 2007, in connection with our merger with Venture Beverage Company, we issued 37,581,135 shares of our common stock to the stockholders of Venture Beverage Company. The issuance was made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made to 52 persons, 40 of whom were accredited investors and 12 of whom were non-accredited sophisticated investors (all of whom received applicable disclosure materials) and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

On December 12, 2007, we accepted subscriptions for $3,015,000 or 60.3 units, with each unit consisting of 100,000 shares of common stock and a callable five-year warrant to purchase 100,000 shares of common stock at an initial exercise price $2.00 per share. Each unit was sold for $50,000 and we accepted subscriptions for partial units. In total, on December 12, 2007, we issued 6,030,000 shares of common stock and warrants to purchase up to 6,030,000 shares of common stock. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made to 31 persons or entities, each of which was an accredited investor and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

As compensation for Palladium Capital Advisors, LLC’s role as a placement agent in connection with the above described unit offering, on December 12, 2007, we issued Palladium Capital Advisors, LLC a callable five-year warrant to purchase up to 450,400 shares of common stock at an initial exercise price of $2.00. In addition, Palladium Capital Advisors, LLC was entitled to a cash fee in connection with the above described unit offering equal to ten percent of the gross proceeds from units placed by Palladium Capital Advisors, LLC and reimbursement for its non-accountable expenses in an amount equal to three percent of gross proceeds from the units placed by Palladium Capital Advisors, LLC. On December 12, 2007, we issued Palladium Capital Advisors, LLC and one of its affiliates an aggregate of 281,500 shares of common stock and a five year callable warrant to purchase up to 281,500 shares of common stock at an initial exercise price of $2.00 in exchange for Palladium Capital Advisors, LLC surrendering 5% of the above described cash fee. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made only to Palladium Capital Advisors, LLC, which was an accredited investor and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

On January 18, 2008, we issued 127,500 shares of common stock and granted 1,275,000 options to purchase common stock to an accredited individual pursuant to an endorsement agreement dated as of January 18, 2008, by and among us and Torii Hunter and (2) issued 22,500 shares of common stock and granted 225,000 options to purchase common stock to an accredited entity in connection with such endorsement agreement. The options were exercisable at $1.00 per share for a term of six months. In connection with a consulting agreement, dated as of March 25, 2008, between us and Esquire Sports Marketing, LLC related to such aforementioned endorsement agreement, on January 18, 2008, we issued an aggregate of 125,000 shares of common stock to three accredited investors and granted 500,000 options to purchase common stock to three accredited investors. The options were exercisable at $1.00 per share and expired on July 10, 2008. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

In connection with an endorsement agreement, dated as of March 25, 2008, by and among us and Mariano Rivera, on March 25, 2008, we granted to an accredited individual pursuant to such endorsement agreement a three-year non-qualified stock option to purchase up to 1,414,286 shares of our common stock at an exercise price of $0.01. This option vested and became exercisable immediately. In connection with a consulting agreement, dated January 18, 2008, between us and Esquire Sports Marketing, LLC related to such aforementioned endorsement agreement, on March 25, 2008, we issued an aggregate of 160,000 shares of common stock to three accredited investors. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

Pursuant to a consulting agreement dated December 1, 2007 between us and Esquire Sports Marketing, LLC, on March 3, 2008, we issued 100,000 shares of common stock to two accredited entities. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

On March 11, 2008, we offered a temporary reduction in the exercise price of 50% of the warrants issued as part of our December 2007 private placement. The per-share exercise price of the warrants was reduced from $2.00 to $1.25 from March 11 to April 2, 2008. At the request of the following five warrant holders, we subsequently eliminated the 50% limit: Alan Horowitz, Daniel Brauser, David Adelman, Robert Millet, and Steven Friedman. In connection with this exercise price reduction, 934,000 shares of common stock were issued following the exercise of warrants, resulting in $1,167,500 of proceeds. As of the expiration date of the temporary reduction-in-exercise-price-period, the exercise price of the unexercised warrants reverted to their original $2.00 per share exercise price. In connection with the temporary reduction, the exercising warrant holders were issued callable five-year warrants to purchase an aggregate of 467,000 shares of common stock on the basis of one new warrant for each two original warrants exercised. The terms of the new five-year warrants are substantially similar to the terms of the exercised warrants except that the per-share exercise price of the new warrants is $3.50. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

On April 2, 2008, we issued 1,635,786 shares of common stock to eight accredited investors in exchange for aggregate gross proceeds of $2,275,000. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

On June 6, 2008, we issued 50,000 shares of common stock, a two-year warrant to purchase 50,000 shares of our common stock at an exercise price of $2.00 per share, and a two-year warrant to purchase 50,000 shares of our common stock at an exercise price of $3.50 per share to an accredited investor in exchange for gross proceeds of $250,000. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities)

On June 24, 2008, we issued 50,000 shares of common stock, a two-year warrant to purchase 50,000 shares of our common stock at an exercise price of $2.00 per share, and a two-year warrant to purchase 50,000 shares of our common stock at an exercise price of $3.50 per share to an accredited investor in exchange for gross proceeds of $250,000. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities)

On July 16, 2008, we issued 200,000 shares of common stock and a two-year warrant to purchase 200,000 shares of our common stock at an exercise price of $2.00 per share, to an accredited investor in exchange for gross proceeds of $1,000,000. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

Pursuant to a consulting agreement that we entered into on September 15, 2008 with a consultant, the consultant has received 2,000,000 shares of common stock issued under our 2007 Incentive Plan and is entitled to receive 2,500,000 shares of our common stock in consideration of bridge loans advanced by the consultant, of which 1,262,522 shares have been issued to the consultant as of the date hereof, and are being registered for resale by this prospectus. The consultant has not received all 2,500,000 shares of common stock as of the date hereof since we are precluded by resolutions adopted by our Board of Directors on September 12, 2008 from issuing any shares of capital stock or warrants to any person (including, in connection with any anti-dilution adjustments), and from issuing to any consultant or advisor, shares of capital stock unless and until such issuance, together with all other holdings, shall not cause such person to hold beneficially in excess of 9.99% of our then issued and outstanding shares of common stock. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

Item 16.	Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and among Red Carpet Entertainment, Inc., Venture Beverage Company, and Purple Acquisition Corp., dated December 12, 2007 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 17, 2007).

3.1
Composite Articles of Incorporation of Purple Beverage Company, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on May 2, 2008).

3.2	By-laws of Red Carpet Entertainment, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission December 28, 2006).

5.1*	Opinion of .

10.1
Employment Agreement, dated as of December 12, 2007, between Purple Beverage Company, Inc. and Theodore Farnsworth (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.2
Venture Beverage Company 2007 Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.3
Form of Nonqualified Stock Option Award Agreement under the 2007 Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.4
Form of Lock-Up Agreement, dated as of December 12, 2007, by and between the Company and each of certain stockholders (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.5
Form of Subscription Agreement, dated as of May 10, 2007, by and between Venture Beverage Company and certain stockholders (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.6
Form of Common Stock Purchase Warrant, dated between May 17 and October 24, 2007, issued by Venture Beverage Company to certain stockholders. (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.7
Form of Subscription Agreement, dated as of December 12, 2007, by and between Purple Beverage Company, Inc. and certain stockholders (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.8
Form of Common Stock Purchase Warrant, dated as of December 12, 2007, issued by Purple Beverage Company, Inc. to certain stockholders (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.9
Stock Repurchase Agreement, made and entered into as of December 12, 2007, by and between Red Carpet Entertainment, Inc. and Christopher Johnson and Lissa Johnson (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.10
Consulting Agreement, dated December 1, 2007, by and between Purple Beverage Company, Inc. and Esquire Sports Marketing, L.L.C. (Incorporated by reference to Exhibit 10.10 to the Quarterly Report on Form 10-QSB of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on February 14, 2008).

10.11
Agreement, dated January 18, 2008, by and between Purple Beverage Company, Inc. and Esquire Sports Marketing, L.L.C. (Incorporated by reference to Exhibit 10.11 to the Quarterly Report on Form 10-QSB of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on February 14, 2008).

10.12
Endorsement Agreement, entered into as of January 18, 2008 by and among Purple Beverage Company, Inc. and Torii Hunter (Incorporated by reference to Exhibit 10.12 to the Quarterly Report on Form 10-QSB of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on February 14, 2008).

10.13
Sublease Agreement, made as of January 22, 2008, by and between Purple Beverage Company, Inc. and Fisher and Phillips, LLP (Incorporated by reference to Exhibit 10.13 to the Quarterly Report on Form 10-QSB of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on February 14, 2008).

10.14
Promissory Note, dated March 11, 2008, issued by Purple Beverage Company, Inc. to GRQ Consultants, Inc. in the principal sum of $1,000,000 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on March 17, 2008).

10.15
Amendment to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Common Stock of Purple Beverage Company, Inc., dated April 2, 2008, by and between Purple Beverage Company, Inc. and certain persons, who were parties to the December 12, 2007, Subscription Agreement. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.16
Common Stock Purchase Warrant, dated April 2, 2008, issued by Purple Beverage Company, Inc. in favor of the exercising warrant holders. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.17
Addendum to Subscription Agreement, dated April 2, 2008, by and between Purple Beverage Company, Inc. and the parties thereto (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.18
Registration Rights Agreement, dated April 2, 2008, by and between the Company and the exercising warrant holders (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.19
Registration Rights Agreement, dated April 2, 2008 by and between the Company and the parties thereto (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.20
Agreement, dated March 25, 2008, by and between Purple Beverage Company, Inc. and Esquire Sports Marketing, L.L.C. (Incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on May 2, 2008).

10.21
Endorsement Agreement, entered into as of March 25, 2008 by and among Purple Beverage Company, Inc. and Mariano Rivera (Incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on May 2, 2008).

10.22
Employment Agreement, dated as of March 19, 2008, by and between Purple Beverage Company, Inc. and Michael W. Wallace (Incorporated by reference to Exhibit 10.22 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on May 2, 2008).

10.23
Option Award Agreement, effective March 25, 2008, representing a grant of a nonqualified stock option by Purple Beverage Company, Inc. to Mariano Rivera (Incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on May 2, 2008).

10.24
Endorsement Agreement, dated November 1, 2007, by and between the Company and Chaka Kahn (Incorporated by reference to Exhibit 10.24 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on July 2, 2008).

10.25
Purchasing Agreement between General Nutrition Distribution, LP and Venture Beverage Company dated December 12, 2007 (Incorporated by reference Exhibit 10.25 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on July 22, 2008).

10.26
Distribution Agreement between Crosset Company and Purple Beverage Company, Inc. dated January 24, 2008 (Incorporated by reference to Exhibit 10.26 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on July 22, 2008).

10.27
Distribution Agreement between Big Geyser, Inc. and Purple Beverage Company dated February 26, 2008 (Incorporated by reference to Exhibit 10.27 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on July 22, 2008).

10.28
Distribution Agreement between B & E Juice Co. and Purple Beverage Company, Inc. dated March 26, 2008 (Incorporated by reference to Exhibit 10.28 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on July 22, 2008).

10.29
$250,000 Promissory Note to Barry Honig, dated September 5, 2008 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.30
Form of Amendment No. 2 to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Purple Beverage Company, Inc. (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 4, 2008).

10.31
Form of Warrant Assignment Agreement (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 4, 2008).

10.32
$250,000 Promissory Note to Chelsea Development International LTD, dated August 8, 2008 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.33
$250,000 Promissory Note to Chelsea Development International LTD, dated August 27, 2008 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.34
$100,000 Promissory Note to GS Holding LLC, dated August 22, 2008 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.35
Subscription Agreement between Purple Beverage Company, Inc. and Jay-2 Investments, LLC, dated July 16, 2008 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.36
$1,000,000 Promissory Note to Jay-2 Investments, LLC, dated July 16, 2008 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.37
Class A Common Stock Purchase Warrant, dated July 16, 2008 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.38
$45,000 Promissory Note to Michael Wallace, dated August 14, 2008 (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.39
Amendment No. 3 to Subscription Agreement dated December 12, 2007 by and between the Company and the holders thereto (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 16, 2008).

10.40
$500,000 Promissory Note to Barry Honig, dated September 12, 2008 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 16, 2008).

10.41
Consulting Agreement by and between the Company and Barry Honig, dated September 15, 2008 (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 16, 2008).

10.42
Consent Letter by Theodore Farnsworth, dated September 15, 2008 (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 16, 2008).

10.43	Amendment No.1 to the 2007 Incentive Plan (Incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 15, 2008).

10.44	Subscription Agreement between Purple Beverage Company, Inc. and Ben Rabinowitz, dated June 6, 2008.

10.45	$250,000 Promissory Note to Ben Rabinowitz, dated June 6, 2008

10.46	“A” Warrant to purchase shares of common stock, dated June 6, 2008.

10.47	“B” Warrant, to purchase shares of common stock, dated June 6, 2008.

10.48	Subscription Agreement between Purple Beverage Company, Inc. and Ben Rabinowitz, dated June 24, 2008.

10.49	$250,000 Promissory Note to Ben Rabinowitz, dated June 24, 2008.

10.50	“A” Warrant to purchase shares of common stock, dated June 24, 2008.

10.51	“B” Warrant to purchase shares of common stock, dated June 24, 2008.

10.52	$100,000 Promissory Note to Ben Rabinowitz, dated July 28, 2008.

10.53
$640,000 Convertible Promissory Note to Barry Honig, dated October 10, 2008 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on October 10, 2008).

10.54	Form of Final Letter Amendment to Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on October 10, 2008).

21.1	List of Subsidiaries.

23.1	Consent of Sherb & Co, LLP.

23.2*	Consent of . (included in Exhibit 5.1).

*To be filed by amendment

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Lauderdale, State of Florida, on October 10, 2008.

PURPLE BEVERAGE COMPANY, INC.

By:	/s/ Theodore Farnsworth
Name: Theodore Farnsworth
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Theodore Farnsworth
Theodore Farnsworth	Chief Executive Officer, President, Secretary and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	October 10, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and among Red Carpet Entertainment, Inc., Venture Beverage Company, and Purple Acquisition Corp., dated December 12, 2007 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 17, 2007).

3.1
Composite Articles of Incorporation of Purple Beverage Company, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on May 2, 2008).

3.2	By-laws of Red Carpet Entertainment, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission December 28, 2006).

5.1*	Opinion of .

10.1
Employment Agreement, dated as of December 12, 2007, between Purple Beverage Company, Inc. and Theodore Farnsworth (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.2
Venture Beverage Company 2007 Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.3
Form of Nonqualified Stock Option Award Agreement under the 2007 Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.4
Form of Lock-Up Agreement, dated as of December 12, 2007, by and between the Company and each of certain stockholders (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.5
Form of Subscription Agreement, dated as of May 10, 2007, by and between Venture Beverage Company and certain stockholders (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.6
Form of Common Stock Purchase Warrant, dated between May 17 and October 24, 2007, issued by Venture Beverage Company to certain stockholders. (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.7
Form of Subscription Agreement, dated as of December 12, 2007, by and between Purple Beverage Company, Inc. and certain stockholders (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.8
Form of Common Stock Purchase Warrant, dated as of December 12, 2007, issued by Purple Beverage Company, Inc. to certain stockholders (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.9
Stock Repurchase Agreement, made and entered into as of December 12, 2007, by and between Red Carpet Entertainment, Inc. and Christopher Johnson and Lissa Johnson (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.10
Consulting Agreement, dated December 1, 2007, by and between Purple Beverage Company, Inc. and Esquire Sports Marketing, L.L.C. (Incorporated by reference to Exhibit 10.10 to the Quarterly Report on Form 10-QSB of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on February 14, 2008).

10.11
Agreement, dated January 18, 2008, by and between Purple Beverage Company, Inc. and Esquire Sports Marketing, L.L.C. (Incorporated by reference to Exhibit 10.11 to the Quarterly Report on Form 10-QSB of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on February 14, 2008).

10.12
Endorsement Agreement, entered into as of January 18, 2008 by and among Purple Beverage Company, Inc. and Torii Hunter (Incorporated by reference to Exhibit 10.12 to the Quarterly Report on Form 10-QSB of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on February 14, 2008).

10.13
Sublease Agreement, made as of January 22, 2008, by and between Purple Beverage Company, Inc. and Fisher and Phillips, LLP (Incorporated by reference to Exhibit 10.13 to the Quarterly Report on Form 10-QSB of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on February 14, 2008).

10.14
Promissory Note, dated March 11, 2008, issued by Purple Beverage Company, Inc. to GRQ Consultants, Inc. in the principal sum of $1,000,000 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on March 17, 2008).

10.15
Amendment to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Common Stock of Purple Beverage Company, Inc., dated April 2, 2008, by and between Purple Beverage Company, Inc. and certain persons, who were parties to the December 12, 2007, Subscription Agreement. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.16
Common Stock Purchase Warrant, dated April 2, 2008, issued by Purple Beverage Company, Inc. in favor of the exercising warrant holders. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.17
Addendum to Subscription Agreement, dated April 2, 2008, by and between Purple Beverage Company, Inc. and the parties thereto (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.18
Registration Rights Agreement, dated April 2, 2008, by and between the Company and the exercising warrant holders (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.19
Registration Rights Agreement, dated April 2, 2008 by and between the Company and the parties thereto (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.20
Agreement, dated March 25, 2008, by and between Purple Beverage Company, Inc. and Esquire Sports Marketing, L.L.C. (Incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on May 2, 2008).

10.21
Endorsement Agreement, entered into as of March 25, 2008 by and among Purple Beverage Company, Inc. and Mariano Rivera (Incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on May 2, 2008).

10.22
Employment Agreement, dated as of March 19, 2008, by and between Purple Beverage Company, Inc. and Michael W. Wallace (Incorporated by reference to Exhibit 10.22 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on May 2, 2008).

10.23
Option Award Agreement, effective March 25, 2008, representing a grant of a nonqualified stock option by Purple Beverage Company, Inc. to Mariano Rivera (Incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on May 2, 2008).

10.24
Endorsement Agreement, dated November 1, 2007, by and between the Company and Chaka Kahn (Incorporated by reference to Exhibit 10.24 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on July 2, 2008).

10.25
Purchasing Agreement between General Nutrition Distribution, LP and Venture Beverage Company dated December 12, 2007 (Incorporated by reference Exhibit 10.25 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on July 22, 2008).

10.26
Distribution Agreement between Crosset Company and Purple Beverage Company, Inc. dated January 24, 2008 (Incorporated by reference to Exhibit 10.26 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on July 22, 2008).

10.27
Distribution Agreement between Big Geyser, Inc. and Purple Beverage Company dated February 26, 2008 (Incorporated by reference to Exhibit 10.27 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on July 22, 2008).

10.28
Distribution Agreement between B & E Juice Co. and Purple Beverage Company, Inc. dated March 26, 2008 (Incorporated by reference to Exhibit 10.28 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on July 22, 2008).

10.29
$250,000 Promissory Note to Barry Honig, dated September 5, 2008 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.30
Form of Amendment No. 2 to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Purple Beverage Company, Inc. (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 4, 2008).

10.31
Form of Warrant Assignment Agreement (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 4, 2008).

10.32
$250,000 Promissory Note to Chelsea Development International LTD, dated August 8, 2008 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.33
$250,000 Promissory Note to Chelsea Development International LTD, dated August 27, 2008 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.34
$100,000 Promissory Note to GS Holding LLC, dated August 22, 2008 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.35
Subscription Agreement between Purple Beverage Company, Inc. and Jay-2 Investments, LLC, dated July 16, 2008 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.36
$1,000,000 Promissory Note to Jay-2 Investments, LLC, dated July 16, 2008 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.37
Class A Common Stock Purchase Warrant, dated July 16, 2008 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.38
$45,000 Promissory Note to Michael Wallace, dated August 14, 2008 (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 9, 2008).

10.39
Amendment No. 3 to Subscription Agreement dated December 12, 2007 by and between the Company and the holders thereto (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 16, 2008).

10.40
$500,000 Promissory Note to Barry Honig, dated September 12, 2008 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 16, 2008).

10.41
Consulting Agreement by and between the Company and Barry Honig, dated September 15, 2008 (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 16, 2008).

10.42
Consent Letter by Theodore Farnsworth, dated September 15, 2008 (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on September 16, 2008).

10.43	Amendment No.1 to the 2007 Incentive Plan (Incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 15, 2008).

10.44	Subscription Agreement between Purple Beverage Company, Inc. and Ben Rabinowitz, dated June 6, 2008.

10.45	$250,000 Promissory Note to Ben Rabinowitz, dated June 6, 2008

10.46	“A” Warrant to purchase shares of common stock, dated June 6, 2008.

10.47	“B” Warrant, to purchase shares of common stock, dated June 6, 2008.

10.48	Subscription Agreement between Purple Beverage Company, Inc. and Ben Rabinowitz, dated June 24, 2008.

10.49	$250,000 Promissory Note to Ben Rabinowitz, dated June 24, 2008.

10.50	“A” Warrant to purchase shares of common stock, dated June 24, 2008.

10.51	“B” Warrant to purchase shares of common stock, dated June 24, 2008.

10.52	$100,000 Promissory Note to Ben Rabinowitz, dated July 28, 2008.

10.53
$640,000 Convertible Promissory Note to Barry Honig, dated October 10, 2008 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on October 10, 2008).

10.54	Form of Final Letter Amendment to Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on October 10, 2008).

21.1	List of Subsidiaries.

23.1	Consent of Sherb & Co, LLP.

23.2*	Consent of . (included in Exhibit 5.1).

*To be filed by amendment